Exhibit 10.7
Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential. Certain schedules (or similar attachments) to this agreement have been excluded because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document.

AMENDMENT TO OFFICE LEASE
This AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of July 11, 2023 (the “Amendment Effective Date”), by and between BA2 300 LAKESIDE LLC, a Delaware limited liability company (“Landlord”), and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (“Tenant”).
R E C I T A L S :
A.    Landlord and Tenant are parties to that certain Office Lease dated October 23, 2020 (as previously amended and/or confirmed by some of the documents described on Schedule 1 attached hereto, the “Original Lease” and as amended hereby, the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Premises”), located in that certain building addressed as 300 Lakeside Drive, Oakland, California (the “Building”).
B.    Pursuant to the Lease, the Premises are to be delivered by Landlord to Tenant in two phases (“Phase A” and “Phase B”, respectively, and each a “Phase”), with each Phase consisting of subdivided spaces, each as set forth in Schedule 1 to the Lease, as it may be modified from time to time (each, a “Sub-Phase”).
C.    Pursuant to Article 31 of the Lease, Landlord granted to Tenant an option (the “Purchase Option”) to purchase the Property (as that term is defined in the Lease) on terms and conditions set forth in the Lease.
D.    In lieu of exercising the Purchase Option under the terms set forth in the Original Lease, Tenant has agreed to purchase the Property (as that term is redefined pursuant to this Amendment) from Landlord, and Landlord has agreed to sell the Property to Tenant, on the terms and conditions set forth in that certain Agreement of Purchase and Sale Agreement and Escrow Instructions of even date herewith (the “Definitive PSA”), which Definitive PSA shall be fully executed and delivered by Landlord and Tenant concurrently with this Amendment.
E.    Concurrent with the execution of this Amendment, the parties are performing the following actions: (i) the parties are mutually executing and delivering the Definitive PSA; (ii) that certain Notice of Assessment and Payment of Contractual Assessment Required executed by California Statewide Communities Development Authority related to the C-Pace Loan (the “PACE Loan”) is being recorded on or about the date hereof in the Official Records of the County of Alameda, State of California (the “Official Records”); (iii) the Landlord, Tenant, and Goldman Sachs Bank USA, a New York state-chartered bank, are amending and restating that certain Subordination Non-Disturbance and Attornment Agreement dated as of October __, 2020 [sic]; (iv) Tenant, as buyer under the Definitive PSA, is delivering to Landlord through escrow the “Initial Deposit” specified therein; (v) Landlord is returning to Tenant the entire Option Payment Letter of Credit in the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00); (vi) Landlord, as seller and Tenant, as buyer, are entering into that certain Parking Purchase Agreement of even date herewith (the “Parking Purchase

Agreement”); and (vii) Landlord and Tenant are mutually executing and recording in the Official Records of the County of Alameda, State of California (the “Official Records”) (a) that certain Partial Termination of Memorandum of Lease and Purchase Option in the form attached hereto as Exhibit J partially terminating that certain existing Memorandum of Lease and Purchase Option by and between Landlord and Tenant dated October 23, 2020, and recorded in the Official Records on October 29, 2020, as instrument number 2020288952, and (b) a new Memorandum of Parking Purchase Agreement against the parcel containing the Parking Facility.
F.    Landlord and Tenant now desire to enter into this Amendment to confirm the status of certain matters described in the Lease, and to make certain other modifications to the Lease, all as more expressly set forth in detail in this Amendment.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All terms defined in the Lease when used herein shall have their respective meanings as set forth in the Lease unless expressly superseded by the terms of this Amendment.
2.    Premises; Property. Landlord and Tenant hereby acknowledge the following information and agree that it is correct as of the date hereof:
2.1    Exhibit A-1 attached hereto and incorporated by reference herein lists the following information: (i) the Sub-Phases of the Premises that have been delivered by Landlord to Tenant as of the Amendment Effective Date (the “Delivered Premises”), and (ii)  the applicable Delivery Date for each such Sub-Phase. As set forth on Exhibit A-1, the parties hereby acknowledge and agree that the Delivery Date for the first Sub-Phase of Phase A is April 8, 2022, which is the “Commencement Date” pursuant to the terms of the Lease.
2.2    Exhibit A-2 attached hereto lists the Sub-Phases of the Premises that have not yet been delivered to Tenant as of the Amendment Effective Date.
2.3    Certain portions of the Building are currently subject to leases between Landlord, as landlord, and various third party tenants, as tenant (each a “Third Party Tenant” and collectively, the “Third Party Tenants”), which are in turn subleased to Tenant (“Subleased Leases”) and are additionally noted on Exhibit A-1 or Exhibit A-2, depending upon the status of delivery of such space (additionally, a “Sub-Phase” and wherever applicable, part of the “Delivered Premises”) to Tenant.
2.4    In the event the Closing under the Definitive PSA does not occur due to termination of the Definitive PSA for any reason other than as a result of a failure of a Buyer Condition (as defined therein), then, following such termination, at Landlord’s sole election and at no additional cost to Landlord or Tenant, Landlord may pursue the written agreement of each Third Party Tenant to terminate the Subleased Leases effective as of or after the Closing Date (each, a “3PL Termination Agreement”). Upon the termination of any Subleased Leases pursuant to a corresponding 3PL Termination Agreement, (i) for a term coterminous with the original Premises, Tenant shall directly lease from Landlord, and Landlord shall directly lease to Tenant, the premises covered by the applicable Subleased Lease (each, a “3PL Premises”), (ii) the applicable 3PL Premises shall automatically be and become part of the Premises, and

(a) if such Sub-Phase is listed on Exhibit A-1, then Tenant shall be deemed to have accepted such 3PL Premises (having been in possession thereof as the subtenant under the corresponding sublease of such Third Party Lease), or (b) if such Sub-Phase is listed on Exhibit A-2, the relevant 3PL Premises shall be accepted by Tenant as of the delivery date of each such portion pursuant to the Sub-Phase delivery provisions of the Lease, (iii) the Base Rent for each and every such 3PL Premises (along with the original Premises) shall be computed based on the square footage of such 3PL Premises and the per square foot amounts computed as set forth in the applicable schedule of Base Rent described in Section 3 of this Amendment, below. In connection with the foregoing, Landlord and Tenant shall take the actions and execute the documents described in Section 3.5 of the Lease to confirm the Delivery Date of each such portion of the Premises and to otherwise document the expansion of the Premises as contemplated hereby. With regard to any Building leases with Third Party Tenants that do not constitute Subleased Leases, to the extent such Third Party Tenant and Landlord desire to terminate such lease, the terms and conditions of such termination shall either be (x) if such termination is discretionary, subject to an approval right by Tenant pursuant to Section 5.1.3 of the Definitive PSA, and such approval will address the disposition of any termination fee and such approval will address the expansion of the Premises to include the subject portion of the Building upon the effectiveness of such termination, or (y) if such termination is pursuant to an election by such Third Party Tenant of a right under its Third Party Lease, the subject space shall become part of the Premises upon the effectiveness of such termination.
2.5    Landlord has completed the process required to create a legal parcel of the Property to be sold to Tenant in compliance with the Subdivision Map Act.
2.6    The term “Property”, is hereby amended to mean the legal parcel that contains the Building and that is referred to as the “Property” in the Definitive PSA.
3.    Rent.
3.1    Notwithstanding anything contained in the Lease to the contrary (including, without limitation, in the definition of “Base Rent” (Industrial Gross) in the Basic Lease Information), commencing on the Amendment Effective Date and continuing after the expiration of the Escrow Period in the event the Definitive PSA terminates for any reason other than a failure of a Buyer Condition, Base Rent for the Premises shall be computed based on the rentable square footage of Premises and the per square foot amounts set forth on the schedule attached hereto as Exhibit B-1, which per square foot amounts are calculated based on: (a) the existing per square foot rental amounts; (b) an increase to account for the amortization of seismic work costs as agreed between Landlord and Tenant commencing in August 2023; (c) increases of three percent (3%) on each anniversary of the Lease; and (d) an increase of ten percent (10%) at the expiration of the Escrow Period, in all cases rounded to two decimal places.
3.2    Notwithstanding the foregoing Section 3.1, or anything contained in the Lease to the contrary (including, without limitation, in the definition of “Base Rent” (Industrial Gross) in the Basic Lease Information), in the event that Tenant fails to make the Second Deposit (as defined in Section 1.4 of the Definitive PSA) on or prior to July 11, 2024 (the “Second Deposit Date”), then commencing on the Second Deposit Date, Base Rent for the Premises shall be increased by ten percent (10%) (i.e., thereby accelerating the 10% increase otherwise contemplated by Section 3.1(d), above) and shall be computed based on the rentable square footage of Premises and the per square foot amounts set forth on the schedule attached hereto as Exhibit B-2, which square foot amounts are otherwise (i.e., but for the acceleration of the 10% increase point to the Second Deposit Date) computed in the same manner as Exhibit B-1.

3.3    Notwithstanding the foregoing Section 3.1 or Section 3.2, in the event the Definitive PSA terminates as a result of a failure of a Buyer Condition, then commencing on the expiration of the Escrow Period and continuing thereafter, Base Rent for the Premises shall be computed based on the rentable square footage of Premises and the per square foot amounts set forth on the schedule attached hereto as Exhibit B-3, which square foot amounts are computed in the same manner as Exhibit B-1 but without the increase at the expiration of the Escrow Period.
3.4    Notwithstanding anything to the contrary contained herein, and for avoidance of doubt, Landlord and Tenant agree as follows:
(a)    For any Sub-Phases in Phase A delivered after the Amendment Effective Date, Base Rent for such Sub-Phases shall commence eight (8) months following the date for such Sub-Phase immediately following the date on which the previous tenant’s lease of the space expires and it becomes part of the Premises.
(b)    In addition to Base Rent as described above, Tenant shall continue paying Escalation Rent throughout the Term of the Lease with respect to the Premises in accordance with the terms of the Lease.
(c)    In no event shall interest or other payments (including payments or other costs, fees, or expenses) on account of the PACE Loan be included in Escalation Rent or other Additional Rent under the Lease, it being expressly acknowledged that all such costs shall be the obligation of the Landlord under the Lease.
4.    Property Condition; Work Letters.
4.1    Landlord and Tenant acknowledge that Tenant is currently occupying the Delivered Premises pursuant to the Lease; therefore, Tenant shall continue to accept the Premises in its “as-is” condition as of the Amendment Effective Date and, except as otherwise explicitly set forth in Sections 4.1 and 4.2 below, Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in or to the Delivered Premises or to prepare the same for Tenant’s occupancy during the remainder of the Lease Term.
4.2    Notwithstanding the foregoing, or anything contained in the Lease to the contrary, the parties acknowledge that as of the Amendment Effective Date, the parties shall have no further obligations pursuant to (i) the Landlord Work/Tenant Improvements Work Letter (including, without limitation, any obligation of Landlord to complete work on the 27th and 28th floors of the Building, any amounts due to Tenant for work completed on the 13th and 26th floors of the Building, and any amounts due in connection with the Work Credit (as defined in Section 31.1(c) of the Original Lease) related thereto), (ii) the Base Building Work Letter (including, without limitation, any amounts due in connection with the Work Credit related thereto), and (iii) the Seismic Work Letter (each as defined and set forth in the Original Lease), except with respect to Landlord’s obligation to complete the Punchlist Items existing as of the Amendment Effective Date in accordance with Section 6.1 of the Landlord Work/Tenant Improvements Work Letter, and the parties’ obligations with respect to Contractor’s Warranties and Guaranties set forth in Section 13 of the Landlord Work/Tenant Improvements Work Letter and Section 7 of each of the Base Building Work Letter and the Seismic Work Letter. Except as specifically provided in the preceding sentence, the parties expressly acknowledge that Landlord shall have no further obligations to improve the Premises or to fund any TI Allowance or Seismic Allowance and that all future Sub-Phases will be delivered in their “as-is” condition. Promptly following execution of this Amendment, Landlord shall return to Tenant any unspent and uncommitted amounts previously deposited by Tenant under the Work Letters that have not yet been returned to Tenant.

4.3    Following the Amendment Effective Date, Landlord shall, from time-to-time and upon written request of Tenant, perform certain improvement work to the Premises in accordance with the Tenant Directed Improvement Work Letter attached hereto as Exhibit C.
5.    Parking. The Allocated Parking Spaces shall be increased as of October 9, 2023, subject to extension due to Force Majeure and Tenant Delays (the “Additional Parking Effective Date”), from the 350 parking spaces, as set forth in that certain letter agreement by and between Landlord and Tenant dated March 29, 2022 (the “Parking Letter Agreement”), to 896 parking spaces in the Parking Facility, out of a total of 1,300 parking spaces, and the term “Parking” as set forth in the Basic Lease Information section in the Lease is hereby amended to state: “896 parking spaces within the Parking Facility as set forth in Article 29.” Notwithstanding anything to the contrary in the Parking Purchase Agreement, Landlord and Tenant hereby agree that, as of the Additional Parking Effective Date, the Exclusive Use Area shall be located in the area of the Parking Facility as more particularly shown on Exhibit G attached hereto and incorporated by reference herein.
6.    Purchase Option.
6.1    Landlord and Tenant hereby acknowledge and confirm that any option to purchase the Building shall be deemed exercised; provided that the terms and condition of such purchase shall be governed by the Definitive PSA in lieu of the terms and conditions of the Original Lease. In accordance with the foregoing, on the Amendment Effective Date, Landlord shall return to Tenant the entire Option Payment Letter of Credit in the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00). Landlord and Tenant hereby acknowledge and agree that the execution and delivery of the Definitive PSA shall in no way result in any merger of the Lease (as hereby amended) and such Definitive PSA, and that unless and until the Closing occurs in accordance with the terms of the Definitive PSA, throughout the period commencing upon the Amendment Effective Date and such Closing, each of the Lease and the Definitive PSA shall remain separate and distinct contracts, it being further acknowledged that the Definitive PSA could terminate without the Closing having occurred.
6.2    The terms “Closing” and “Closing Date” as used in the Lease and in this Amendment have the same meanings as ascribed to such terms in the Definitive PSA.
6.3    In accordance with the foregoing the following amendments are made to the Original Lease:
(a)    Article 31 of the Lease (Grant of Purchase Option) and all references thereto are hereby deleted and Article 31 itself is replaced with the following: “Notwithstanding anything to the contrary contained in the Lease, if the Definitive PSA is terminated by the purchaser thereunder pursuant to Section 9.1.1.3 thereof, Tenant shall have the right to bring an action against Landlord pursuing all available damages in connection with such termination (subject to the provisions of Section 22.3 of this Lease); provided, however, that in no event shall Landlord be liable to Tenant as a result of such termination for indirect, special, consequential (including lost profits, business valuation losses, or credit downgrade impacts) or punitive damages arising out of or in connection with such termination; provided, further, however, that the parties agree that this provision shall not exclude any damages reasonably foreseeable from the fact that Tenant intends to purchase the Real Property for use as its general office headquarters, including all premises currently leased to third parties (the parties hereby agreeing that regulatory costs or disallowances are reasonably foreseeable, but that lost profits, business valuation losses, or credit downgrade impacts are not reasonably foreseeable).” Notwithstanding the foregoing, references to “Subdivision” costs identified as excluded costs in the definition of “Operating Costs” shall continue to refer to the definition of Subdivision contained in the Original Lease.
(b)    The following exhibits of the Lease and all references thereto are hereby deleted: Exhibit I (Purchase Agreement); Exhibit J (Reciprocal Easement Agreement Terms); Exhibit M (Form of Estoppel Certificate); Exhibit N (Landlord Certificate); Exhibit O (Landlord Budget); and Exhibit P (Form of Option Payment Letter of Credit).
(c)    All references to “Purchase Option Period” in the Lease are hereby amended and restated to mean “Escrow Period.” The term “Escrow Period” shall mean the period beginning on the Amendment Effective Date and ending on the earlier of (i) the date on which the Closing occurs, or (ii) the date of termination of the Definitive PSA.
(d)    The definition of “Reciprocal Easement Agreement” in Section 1.1 is hereby deleted.
(e)    Section 1.1 is hereby amended to include the following defined term:
“Existing Environmental Condition”: Shall mean the environmental condition of the Property as of the Lease Date, including all Hazardous Materials existing on, in or under the Property as of the Lease Date.
(f)    The following references in Exhibit Q are hereby deleted : the “Option Payment Letter of Credit” “Purchase Option Period” and “Purchase Option”.
(g)    All references to Section 31.4(d) in Section 20.9 are hereby deleted.
6.4    Notwithstanding anything to the contrary contained in the Lease, Landlord shall use reasonable efforts to perform all its material obligations with respect to the ownership of Property, including, without limitation, its obligations to pay taxes and its material obligations under the Permitted Exceptions.
7.    Investment Grade. All references to “has received” in the definition of “Investment Grade” in Section 1.1 of the Lease are hereby deleted.
8.    Security Deposit Letter of Credit. As of the Amendment Effective Date and continuing until the Closing Date, Section 36.4 and Section 36.5 of the Lease shall be amended and restated in their entirety as set forth in Exhibit I attached hereto and incorporated herein by reference; provided, however, if the Definitive PSA is terminated by the purchaser thereunder pursuant to Section 9.1.1.3 thereof, upon the expiration of the Escrow Period, the terms of Exhibit I attached hereto shall terminate and have no further force or effect, and for so long as the Lease remains in effect, Section 36.5 (but not Section 36.4) regarding the reduction in the Security Deposit Letter of Credit Amount shall be reinstated in its entirety.
9.    Capital Expenses. In connection with the Closing, and in addition to the Purchase Price (“Purchase Price” shall have the same meaning under the Lease as is set forth in the Definitive PSA), Tenant, as buyer, shall pay to Landlord, as seller, an amount equal to: (i) all Approved Capital Expenses less (ii) any amortized costs of the Approved Capital Expenses which Landlord has received reimbursement for as an Operating Expense. The term “Approved Capital Expenses” are all costs incurred by Landlord during the Escrow Period relating to: (a) certain capital improvements constructed by Landlord with Tenant’s particular, prior approval and for which Landlord would not otherwise (but for such approval) be entitled to reimbursement as an Operating Expense under the terms of the Lease (the “Special Recoverable Capital Expenses”) (such Special Recoverable Capital Expenses being distinct from the “Tenant Directed Improvements,” as defined in, and constructed pursuant to, the Work Letter for Tenant Directed Improvements), and (b) those capital improvements for which Landlord is entitled to reimbursement for as an Operating Expense under the terms of the Lease, provided that Landlord has provided Tenant with prior notice and a reasonable opportunity to review such capital improvement for conformance with the terms of the Lease as an allowed Operating Expense, provided further, however, that unless and until such Closing, Tenant shall pay as Additional Rent one hundred percent (100%) of amortization costs attributable to the Special Recoverable Capital Expenses. In the event that the Closing does not occur for any reason other than a failure of a Buyer Condition, Tenant shall remain obligated under the Lease to continue to pay the Approved Capital Expenses as Additional Rent as set forth in the Lease and this Section 9, above. In the event that the Closing does not occur due to termination of the Definitive PSA, then to the extent not previously paid, Tenant shall pay to Landlord all costs attributable to the Tenant Directed Improvements.
10.    Supplemental Insurance Provisions.
10.1    As of the Amendment Effective Date and continuing until the Closing Date, Article 14 of the Lease entitled “Insurance” shall be supplemented with the terms and conditions set forth in Section 10.2 below. In the event that the Closing does not occur, upon the expiration of the Escrow Period the terms of Section 10.2 below shall terminate and have no further force or effect, and for so long thereafter as the Lease remains in effect, the original text of Article 14 of the Lease entitled “Insurance” shall thereafter control without modification.
10.2    Section 14.5 of the Lease describes insurance that Landlord is required to maintain during the Term of the Lease (collectively “Baseline Insurance”). At Tenant’s request, Landlord shall work cooperatively with Tenant to endeavor to procure such additional or increased coverages as Tenant requests, at Tenant’s sole cost and expense (“Supplemental Insurance”). Upon Tenant’s written request, Landlord and Tenant shall reasonably cooperate in evaluating available Supplemental Insurance and the pricing thereof. As of the applicable date of a Casualty, the foregoing Baseline Insurance, together with such Supplemental Insurance that Landlord and Tenant have agreed that Landlord shall have obtained and maintained and for which Tenant has paid pursuant to the above provisions of this paragraph, are collectively referred to herein as, the “Required Landlord Insurance”.)
11.    Damage or Destruction. As of the Amendment Effective Date and continuing until the Closing Date, Article 12 of the Lease shall be amended and restated in its entirety as set forth in Exhibit E attached hereto and incorporated herein by reference. In the event that the Closing does not occur, upon the expiration of the Escrow Period the terms of Exhibit E attached hereto shall terminate and have no further force or effect, and for so long thereafter as the Lease remains in effect, the original text of Article 12 of the Lease shall be reinstated in its entirety; provided that (i) the last grammatical sentence of Section 12.2, and (ii) all references to the “Casualty Credit” and “Article 31” shall be deemed to be deleted.
12.    Eminent Domain. As of the Amendment Effective Date and continuing until the Closing Date, Article 13 of the Lease shall be amended and restated in its entirety as set forth in Exhibit F attached hereto and incorporated herein by reference. In the event that the Closing does not occur, upon the expiration of the Escrow Period the terms of Exhibit F shall terminate and have no further force or effect, and for so long thereafter as the Lease remains in effect, the original text of Article 13 of the Original Lease shall be reinstated in its entirety.

13.    Damage to Tenant’s FF&E. Landlord and Tenant hereby acknowledge that Tenant may have suffered damages (“Damages”) as the result of a pipe leak at the Property that occurred on September 5, 2022 (the “Pipe Leak”).  Landlord hereby agrees to cooperate with Tenant in connection with any claims related to the Pipe Leak that Tenant may bring against Landlord and/or Landlord’s insurance companies, contractors and subcontractors (and their respective insurers). Excepting those Damages for which Tenant has already received compensation or concessions from Landlord, Tenant hereby agrees that Landlord’s further liability to Tenant for the Damages shall be limited to the actual amounts recovered from Landlord’s insurance companies, contractors and subcontractors (and/or their insurers) for such Damages.
14.    Tenant’s Financial Statements. Landlord and Tenant do not intend nor do they believe that Tenant would have a controlling financial interest in Landlord as a result of its rights and obligations under the Lease or the Definitive PSA as determined pursuant to U.S. Generally Accepted Accounting Principles (“GAAP”). Notwithstanding the foregoing, in the event that Tenant’s auditors determine that Tenant is considered to have a controlling financial interest in Landlord resulting from the Lease or the Definitive PSA, Landlord will cooperate with Tenant and provide such information to Tenant as may be reasonably necessary for Tenant to comply with GAAP reporting requirements in issuing Tenant’s financial statements.
15.    Required Disclosures Related to Accessibility Standards. To Landlord's actual knowledge, the Premises has not undergone inspection by a Certified Access Specialist (CASp), as defined in Section 55.52 of the California Civil Code. The following statements are included in this Amendment solely for the purpose of complying with California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In connection with the foregoing, and notwithstanding anything to the contrary elsewhere in this Lease, Landlord hereby advises Tenant that if Tenant elects to request such an inspection, Tenant shall be responsible to pay the fee for such inspection and the cost of any repairs necessary to correct violations of construction-related accessibility standards within the Premises.
16.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The terms of this Section 16 shall survive the expiration or earlier termination of the Lease, as amended.
17.    Limitation on Liability. Notwithstanding any provision to the contrary contained in the Lease, as amended, Landlord and Tenant acknowledge and agree that the liability of Landlord for Landlord’s obligations under the Lease, this Amendment, and any other documents executed by Landlord and Tenant in connection with the Lease, as amended (collectively, the “Lease Documents”), shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents.
18.    Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity in good standing in California and that Tenant has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Tenant is authorized to do so.
19.    Counterparts. The parties may execute this Amendment by means of "DocuSign" or similar electronic signature method complying with the U.S. federal ESIGN Act of 2000, California's Uniform Electronic Transactions Act (Cal. Civ. Code § 1633.1, et seq.) or other applicable law ("E-Sign Laws"), and counterparts may be delivered via facsimile, electronic mail (including portable document format (pdf), "DocuSign" or any electronic signature and delivery method or other transmission method complying with applicable E-Sign Laws).  Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The parties expressly agree that (i) a signature page signed or delivered electronically may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page, and (ii) the party disputing the validity and effectiveness of this Amendment on the basis that the electronic signature or delivery of this Amendment by electronic means was not valid shall bear the burden of proof.   With respect to signatures delivered via facsimile or electronically, at a party's request by notice to the other party given within thirty (30) days following the mutual execution of this Amendment, each party shall deliver their original ink signatures to the other party within fifteen (15) days following such notice, provided, that failure to deliver such original ink signatures shall not affect the validity of such signatures or their delivery or of this Amendment.
20.    Ratification and Confirmation. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.
21.    Entire Agreement. This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”: BA2 300 LAKESIDE LLC, a Delaware limited liability company By: /s/ MATT FIELD Name: Matt Field Title: Authorized Representative	“Tenant”: PACIFIC GAS AND ELECTRIC COMPANY, a California corporation By: /s/ JULIUS COX Name: Julius Cox Title: Executive Vice President, People, Shared Services and Supply Chain

[Signature Page to First Amendment to Office Lease]

SCHEDULE 1
DESCRIPTION OF LEASE DOCUMENTS

Tenant	Lease Documents	Date of Document

SCHEDULE 1 -1-

Pacific Gas and Electric Company	Lease	10/23/2020
	Committed Schedule 1	4/6/2021
	Statement of Self-Insurance Program	7/6/2021
	Landlord Additional TI Allowance Notice	7/15/2021
	TI Amortization Confirmation	7/26/2021
	Agreement re: Floors 13 & 26	12/03/2021
	Landlord Confirmed Delivery Date for Sub-Phase 1 of Phase A	12/20/2021
	Landlord Confirmed Delivery Date for Sub-Phase 2 of Phase A	2/28/2022
	Landlord’s Consent Letter	3/9/2022
	PG&E Wall Mounted Key Lockbox Approval	3/9/2022
	Substantial Completion & Punchlist Acceptance for Sub-Phase 1 of Phase A	3/25/2022
	Letter Confirming Parking Rights	3/29/2022
	Confirmation of Commencement Date and Delivery Date	3/30/2022
	Landlord Confirmed Delivery Date Sub-Phase 3 of Phase A	4/29/2022
	Substantial Completion & Punchlist Acceptance for Sub-Phase 2 of Phase A	5/26/2022
	Confirmation of Delivery Date	6/17/2022
	Landlord Confirmed Delivery Date for Sub-Phase 4 of Phase A	7/8/2022
	Letter re: Autonomous Security Robot	7/8/2022
	Substantial Completion & Punchlist Acceptance for Sub-Phase 3 of Phase A	7/28/2022
	Landlord Change of Address Notice	7/29/2022
	Landlord Confirmed Delivery Date for Sub-Phase 5 of Phase A	8/11/2022
	Confirmation of Delivery Date for Sub-Phase 3 of Phase A	9/2/2022
	Conference Room Reservation Guidelines Acceptance	9/13/2022
	Substantial Completion & Punchlist Acceptance for Sub-Phase 4 of Phase A	9/15/2022
	Confirmation of Delivery Date for Sub-Phase 4 of Phase A	10/11/2022
	Letter re: Storage Space	10/12/2022
	Landlord Confirmed Delivery Date for Sub-Phase 6 of Phase A	10/14/2022
	Additional Tenant Improvement Allowance Amendment	10/25/2022
	Substantial Completion & Punchlist Acceptance for Sub-Phase 5 of Phase A	11/3/2022
	Confirmation of Delivery Date for Sub-Phase 5 of Phase A	12/01/2022
	Confirmation of Delivery Date for Sub-Phase 7 of Phase A	1/3/2023
	Substantial Completion and Punchlist Acceptance for SubPhase 6 of Phase A	1/5/2023
	Confirmation of Delivery Date for Sub-Phase 6 of Phase A	01/31/2023
	Substantial Completion and Punchlist Acceptance for Levels 13 & 26	02/02/2023
	Claim for Property Damage and Loss of Use	05/02/2023
	First Amendment to Office Lease	6/14/2023

SCHEDULE 1 -2-

[to be included]

SCHEDULE 1 -3-

EXHIBIT A-1
SUB-PHASES DELIVERED TO TENANT
AS OF AMENDMENT EFFECTIVE DATE
(*** Indicates Sub-Phases currently subject to Third Party Leases)

EXHIBIT A-1 -1-

EXHIBIT A-2
SUB-PHASES TO BE DELIVERED TO TENANT
AFTER AMENDMENT EFFECTIVE DATE
(*** Indicates Sub-Phases currently subject to Third Party Leases)

EXHIBIT A-2 -1-

EXHIBIT B-1
BASE RENT SCHEDULE FOR THE PREMISES AS OF THE AMENDMENT EFFECTIVE DATE

EXHIBIT B-2 -1-

Date	Description	$ Rate/Area
4/8/2022	$70.22 / SF / Year	70.22
5/1/2023	3.00% Increase, 2 decimal places	72.33
8/1/2023	Add Seismic Amortization	77.06
5/1/2024	3.00% Increase, 2 decimal places	79.37
5/1/2025	3.00% Increase, 2 decimal places	81.75
Expiration of Escrow Period	10.00% Increase, 2 decimal places	89.93
5/1/2026	3.00% Increase, 2 decimal places	92.63
5/1/2027	3.00% Increase, 2 decimal places	95.41
5/1/2028	3.00% Increase, 2 decimal places	98.27
5/1/2029	3.00% Increase, 2 decimal places	101.22
5/1/2030	3.00% Increase, 2 decimal places	104.26
5/1/2031	3.00% Increase, 2 decimal places	107.39
5/1/2032	3.00% Increase, 2 decimal places	110.61
5/1/2033	3.00% Increase, 2 decimal places	113.93
5/1/2034	3.00% Increase, 2 decimal places	117.35
5/1/2035	3.00% Increase, 2 decimal places	120.87
5/1/2036	3.00% Increase, 2 decimal places	124.50
5/1/2037	3.00% Increase, 2 decimal places	128.24
5/1/2038	3.00% Increase, 2 decimal places	132.09
5/1/2039	3.00% Increase, 2 decimal places	136.05
5/1/2040	3.00% Increase, 2 decimal places	140.13
5/1/2041	3.00% Increase, 2 decimal places	144.33
5/1/2042	3.00% Increase, 2 decimal places	148.66
5/1/2043	3.00% Increase, 2 decimal places	153.12
5/1/2044	3.00% Increase, 2 decimal places	157.71
5/1/2045	3.00% Increase, 2 decimal places	162.44
5/1/2046	3.00% Increase, 2 decimal places	167.31
5/1/2047	3.00% Increase, 2 decimal places	172.33
5/1/2048	3.00% Increase, 2 decimal places	177.50
5/1/2049	3.00% Increase, 2 decimal places	182.83
5/1/2050	3.00% Increase, 2 decimal places	188.31
5/1/2051	3.00% Increase, 2 decimal places	193.96
5/1/2052	3.00% Increase, 2 decimal places	199.78
5/1/2053	3.00% Increase, 2 decimal places	205.77
5/1/2054	3.00% Increase, 2 decimal places	211.94
5/1/2055	3.00% Increase, 2 decimal places	218.30
5/1/2056	3.00% Increase, 2 decimal places	224.85

EXHIBIT B-2 -2-

EXHIBIT B-2 -3-

EXHIBIT B-2
ALTERNATIVE NO .1 BASE RENT SCHEDULE FOR THE PREMISES

Date	Description	$ Rate/Area
4/8/2022	$70.22 / SF / Year	70.22
5/1/2023	3.00% Increase, 2 decimal places	72.33
8/1/2023	Add Seismic Amortization	77.06
5/1/2024	3.00% Increase, 2 decimal places	79.37
July 11, 2024	10.00% Increase, 2 decimal places	87.31
5/1/2025	3.00% Increase, 2 decimal places	89.93
5/1/2026	3.00% Increase, 2 decimal places	92.63
5/1/2027	3.00% Increase, 2 decimal places	95.41
5/1/2028	3.00% Increase, 2 decimal places	98.27
5/1/2029	3.00% Increase, 2 decimal places	101.22
5/1/2030	3.00% Increase, 2 decimal places	104.26
5/1/2031	3.00% Increase, 2 decimal places	107.39
5/1/2032	3.00% Increase, 2 decimal places	110.61
5/1/2033	3.00% Increase, 2 decimal places	113.93
5/1/2034	3.00% Increase, 2 decimal places	117.35
5/1/2035	3.00% Increase, 2 decimal places	120.87
5/1/2036	3.00% Increase, 2 decimal places	124.50
5/1/2037	3.00% Increase, 2 decimal places	128.24
5/1/2038	3.00% Increase, 2 decimal places	132.09
5/1/2039	3.00% Increase, 2 decimal places	136.05
5/1/2040	3.00% Increase, 2 decimal places	140.13
5/1/2041	3.00% Increase, 2 decimal places	144.33
5/1/2042	3.00% Increase, 2 decimal places	148.66
5/1/2043	3.00% Increase, 2 decimal places	153.12
5/1/2044	3.00% Increase, 2 decimal places	157.71
5/1/2045	3.00% Increase, 2 decimal places	162.44
5/1/2046	3.00% Increase, 2 decimal places	167.31
5/1/2047	3.00% Increase, 2 decimal places	172.33
5/1/2048	3.00% Increase, 2 decimal places	177.50
5/1/2049	3.00% Increase, 2 decimal places	182.83
5/1/2050	3.00% Increase, 2 decimal places	188.31
5/1/2051	3.00% Increase, 2 decimal places	193.96
5/1/2052	3.00% Increase, 2 decimal places	199.78
5/1/2053	3.00% Increase, 2 decimal places	205.77
5/1/2054	3.00% Increase, 2 decimal places	211.94
5/1/2055	3.00% Increase, 2 decimal places	218.30
5/1/2056	3.00% Increase, 2 decimal places	224.85

EXHIBIT B-2 -4-

EXHIBIT B-3
ALTERNATIVE NO. 2 BASE RENT SCHEDULE FOR THE PREMISES

Date	Description	$ Rate/Area
4/8/2022	$70.22 / SF / Year	70.22
5/1/2023	3.00% Increase, 2 decimal places	72.33
8/1/2023	Add $4.73 Seismic Amortization	77.06
5/1/2024	3.00% Increase, 2 decimal places	79.37
5/1/2025	3.00% Increase, 2 decimal places	81.75
5/1/2026	3.00% Increase, 2 decimal places	84.20
5/1/2027	3.00% Increase, 2 decimal places	86.73
5/1/2028	3.00% Increase, 2 decimal places	89.33
5/1/2029	3.00% Increase, 2 decimal places	92.01
5/1/2030	3.00% Increase, 2 decimal places	94.77
5/1/2031	3.00% Increase, 2 decimal places	97.61
5/1/2032	3.00% Increase, 2 decimal places	100.54
5/1/2033	3.00% Increase, 2 decimal places	103.56
5/1/2034	3.00% Increase, 2 decimal places	106.67
5/1/2035	3.00% Increase, 2 decimal places	109.87
5/1/2036	3.00% Increase, 2 decimal places	113.17
5/1/2037	3.00% Increase, 2 decimal places	116.57
5/1/2038	3.00% Increase, 2 decimal places	120.07
5/1/2039	3.00% Increase, 2 decimal places	123.67
5/1/2040	3.00% Increase, 2 decimal places	127.38
5/1/2041	3.00% Increase, 2 decimal places	131.20
5/1/2042	3.00% Increase, 2 decimal places	135.14
5/1/2043	3.00% Increase, 2 decimal places	139.19
5/1/2044	3.00% Increase, 2 decimal places	143.37
5/1/2045	3.00% Increase, 2 decimal places	147.67
5/1/2046	3.00% Increase, 2 decimal places	152.10
5/1/2047	3.00% Increase, 2 decimal places	156.66
5/1/2048	3.00% Increase, 2 decimal places	161.36
5/1/2049	3.00% Increase, 2 decimal places	166.20
5/1/2050	3.00% Increase, 2 decimal places	171.19
5/1/2051	3.00% Increase, 2 decimal places	176.33
5/1/2052	3.00% Increase, 2 decimal places	181.62
5/1/2053	3.00% Increase, 2 decimal places	187.07
5/1/2054	3.00% Increase, 2 decimal places	192.68
5/1/2055	3.00% Increase, 2 decimal places	198.46
5/1/2056	3.00% Increase, 2 decimal places	204.41

EXHIBIT B-3 -1-

EXHIBIT B-3 -2-

EXHIBIT C
TENANT DIRECTED IMPROVEMENT WORK LETTER
This Work Letter for Tenant Directed Improvements (this “Work Letter”) is attached to and forms a part of the Office Lease (the “Lease”), by and between BA2 300 LAKESIDE LLC, a Delaware limited liability company (“Landlord”), and Pacific Gas and Electric Company, a California corporation (“Tenant”), pertaining to certain premises comprised of approximately 902,098 square feet of rentable area located in the building commonly known as 300 Lakeside, Oakland, California (the “Building”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Lease, including, without limitation, the other exhibits thereto. Following the Amendment Effective Date, Tenant may, from time-to-time request Landlord to perform certain improvements to the Premises or elsewhere in the Building, as requested by Tenant and reasonably approved by Landlord (“Tenant Directed Improvements”). The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant regarding the Tenant Directed Improvements, which Tenant Directed Improvements shall be at Tenant’s sole cost and expense.
Landlord and Tenant agree as follows:
1.    Tenant Directed Improvements.
1.1    Tenant Directed Improvements. Upon Tenant’s written request, Landlord shall perform the Tenant Directed Improvements as provided herein. Upon Tenant’s request, Landlord shall retain a licensed architect (the “Architect”) for the Tenant Directed Improvements as reasonably approved by Tenant. Landlord shall enter into an agreement with the Architect for the Tenant Directed Improvements on terms and conditions acceptable to Landlord and reasonably approved by Tenant, which agreement (the “Architect’s Agreement”) shall be assignable to Tenant on the Closing Date. Landlord shall submit a copy of the Architect’s Agreement to Tenant for its records together with any changes thereto that may be entered into in accordance with this Work Letter. Notwithstanding the foregoing, Landlord shall have the right to engage Gensler as the Architect and to complete the Tenant Directed Improvements pursuant to the existing architect’s agreement with Gensler. Tenant shall provide a design scope to the Landlord and Architect for the Tenant Directed Improvements as necessary, which will then serve as the basis for developing the preliminary plans for the Tenant Directed Improvements. All costs incurred pursuant to the Architect’s Agreement shall be the obligation of Tenant. Notwithstanding the foregoing, Landlord shall not be required to perform the Tenant Directed Improvements that do not comply with applicable Requirements or that, in Landlord’ sole but reasonable judgment: (a) are not consistent with the quality and character of the Project; (b) are likely to materially adversely affect Building Systems, the structure of the Building or the safety of the Building; (c) may impair Landlord’s ability to furnish required services to tenants in the Building (including, without limitation, Tenant); (d) may increase the cost of operating the Building; (e) contain or use or expose Hazardous Materials; (f) may adversely affect the appearance of the Building; (g) are prohibited by any Recorded Documents, or any mortgage, trust deed or other instrument encumbering the Property; (h) are likely to be substantially delayed because of availability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; or (i) are not, at a minimum, in accordance with Landlord’s building standards and construction rules and regulations, and the Sustainable Practices (collectively, the “Refusal Criteria”).
1.2    Development of Tenant Improvement Plans.

EXHIBIT C -1-

1.2.1    Preliminary Plans. Landlord shall cause Architect to prepare preliminary plans (the “Preliminary Plans”) for the Tenant Directed Improvements based on the basis of design provided by Tenant. Within ten (10) business days after Tenant’s receipt of the Preliminary Plans, Tenant shall either approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld. If Tenant disapproves the Preliminary Plans, then Tenant shall state in reasonable detail the changes which Tenant requires to be made thereto. Landlord shall then cause the Architect to revise the Preliminary Plans to address Tenant’s comments within twenty (20) business days after receipt of Tenant’s comments. Following Tenant's receipt of the revised Preliminary Plans, Tenant shall have the right to review and approve the revised Preliminary Plans pursuant to this Section. Tenant shall give Landlord written notice of its approval or disapproval of the revised Preliminary Plans within five (5) business days after the date of Tenant’s receipt thereof. If Tenant reasonably disapproves the revised Preliminary Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this Section 1.2.2 until Landlord and Tenant reasonably approve the Preliminary Plans for such Tenant Directed Improvements in accordance with this Section 1.2.1.
1.2.2    Certain Revisions to Preliminary Plans. Tenant acknowledges that Tenant shall not propose, and Landlord shall not be required to approve, any revisions to the Preliminary Plans that do not comply with applicable Requirements or that, in Landlord’ sole but reasonable judgment fall within one or more of the Refusal Criteria.
1.2.3    Tenant Directed Improvements Contract. Landlord shall retain a contractor, subject to Tenant’s reasonable approval (the “Contractor”), who shall be selected as follows unless otherwise agreed to by Tenant: in consultation with Tenant, Landlord shall develop a request for proposals and solicit competitive bids from licensed contractors reasonably approved by Tennant, and following receipt of the bids, and following Tenant’s input, Landlord shall retain one of the contractors or such other licensed general contractor, as approved by Tenant. Notwithstanding the foregoing, Landlord shall have the right to engage Plant Construction as the Contractor hereunder.
1.2.4    Construction Contract. Landlord shall on behalf of Tenant enter into a construction contract(s) with the Contractor (the “Tenant Improvements Contract”) on such terms and conditions as determined by Landlord, but with Tenant’s reasonable approval, and Landlord shall be solely responsible for the administration thereof. The Tenant Improvements Contract shall be assigned to Tenant on the Closing Date. Landlord shall submit a copy of such agreement(s) for the Tenant Improvements to Tenant for its records. Except as otherwise expressly provided herein, all costs incurred pursuant to the Tenant Improvements Contract shall be the obligation of Tenant. Landlord shall submit a copy of the Tenant Improvements Contract as well as copies of all change orders affecting the Tenant Improvements as such may be entered into from time to time in accordance with this Work Letter, to Tenant for its records. Notwithstanding the foregoing, Landlord shall have the right to complete the Tenant Directed Improvements pursuant to the existing construction contract or a new construction contract with Plant Construction.
1.2.5    Preliminary Budget. Landlord shall cause the Contractor to prepare and submit to Landlord and Tenant a preliminary budget for the Tenant Directed Improvements, which Landlord shall review and revise as Landlord determines is appropriate to reduce the cost of Tenant Directed Improvements, and then submit to Tenant for its review and approval. Within five (5) business days after Tenant's receipt of the preliminary budget, Tenant shall either approve or disapprove the preliminary budget. If Tenant disapproves the preliminary budget, Tenant shall provide Landlord with comments to the preliminary budget, following which, Landlord shall work with the Architect to revise the Preliminary Plans to reduce the cost of the Tenant Directed Improvements and cause to be submitted a revised preliminary budget to Tenant within twenty (20) business days after receipt of Tenant’s comments. Tenant will notify Landlord of Tenant’s approval or disapproval of the revised preliminary budget within five (5) business days. The approved

EXHIBIT C -2-

preliminary budget is referred to herein as the “Approved Preliminary Budget.” Landlord and Tenant shall again follow the procedures set forth in Section 1.2.1 above with respect to the Preliminary Plans and to the submission and approval of the preliminary budget from Contractor. Within ten (10) business days after the Tenant’s approval of the Approved Preliminary Budget, Tenant shall deliver to Landlord cash in an amount equal to one hundred percent (100%) of the amount of the (i) total “soft costs” and (ii) hard costs for certain long lead-time items, as reasonably determined by Landlord and Tenant, each as included in the Approved Preliminary Budget, which Landlord shall use to pay for all of the soft costs and hard costs related to long lead-time items, as applicable, and fees related to the Tenant Directed Improvements until such time as Tenant Pays Landlord the amount of the Approved Cost Estimate (less any amounts related to the Approved Preliminary Budget held by Landlord) in in accordance with Section 2.2 below.
1.2.6    Final Plans. Within three (3) business days after approval by Landlord and Tenant of the preliminary budget for the Tenant Directed Improvements, Landlord shall cause Architect to commence preparing complete plans and specifications that incorporate and are consistent with the approved Preliminary Plans and preliminary budget, and which show in detail the intended design, construction and finishing of all portions of the Tenant Directed Improvements described in the Preliminary Plans (collectively, the “Final Plans” and as approved pursuant to this Section 1.2.6, the “Approved Final Plans”). Landlord shall cause Architect to deliver the Final Plans to Tenant, for Tenant’s review and approval. Within five (5) business days after Tenant’s receipt of the Final Plans, Tenant shall either approve or disapprove the Final Plans, which approval shall not be unreasonably withheld. Landlord shall then instruct Architect to incorporate Tenant’s revisions and submit to Tenant revised Final Plans within five (5) business days. Following Tenant's receipt of the revised Final Plans, Tenant shall have the right to review and approve the revised Final Plans pursuant to this Section 1.2.6. Tenant shall give Landlord written notice of its approval or disapproval of the revised Final Plans within five (5) business days after the date of Tenant's receipt thereof. If Tenant reasonably disapproves the revised Final Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this Section 1.2.6 until Tenant reasonably approve such Final Plans in accordance with this Section 1.2.6.
1.3    Schedule. Landlord shall prepare and deliver to Tenant a schedule of key milestone dates for the design and construction of the Tenant Directed Improvements (the “Schedule”). The parties will cooperate in good faith and with all due diligence to cooperate with the Architect and the Contractor, to complete all phases of the Preliminary Plans and Final Plans (collectively, the “Construction Drawings”) and the permitting process and to receive the permits for such Tenant Directed Improvements consistent with the Schedule.
1.4    Permits. Landlord shall obtain, or cause Architect, Contractor or another consultant retained by Landlord for this purpose, to obtain all necessary building permits and approvals and other authorizations from governmental agencies required in connection with the Tenant Directed Improvements. The cost of all such permits and approvals, including inspection and other building fees required to obtain the permits for the Tenant Directed Improvements, shall be included as part of the Tenant Directed Improvement Work Costs.
2.    Tenant Directed Improvement Cost Estimate.
2.1    Approved Cost Estimate. Following approval of the Final Plans, Landlord shall cause Contractor to solicit competitive bids for the Tenant Directed Improvements from at least three (3) qualified subcontractors for each of the major subtrades (excluding the mechanical, electrical, plumbing, fire protection, and life safety trades, which shall be on a design/build basis, unless Landlord elects to competitively bid these trades) and to submit the same to Landlord and Tenant for their review and approval. In lieu of causing the Contractor to solicit competitive bids, Landlord and Tenant may mutually agree to engage

EXHIBIT C -3-

previously retained subcontractors for any portion of the Tenant Directed Improvements. Upon selection of the subcontractors and approval of the bids, Contractor shall prepare a cost estimate for the Tenant Directed Improvements, based upon the bids submitted by the subcontractors selected. Contractor shall submit such cost estimate to Tenant for its review and approval. Within five (5) business days after Tenant’s receipt of the cost estimate, Tenant shall either approve or disapprove the cost estimate, which approval shall not be unreasonably withheld. Tenant may approve or reject such cost estimate in its reasonable sole discretion. If Tenant rejects such cost estimate, Landlord shall resolicit bids based on such Final Plans, in accordance with the procedures specified above. Following any resolicitation of bids by Landlord pursuant to this Section 2.1, Landlord and Tenant shall again follow the procedures set forth in this Section 2.1 with respect to the submission and reasonable approval of the cost estimate from Contractor until it is approved by Tenant (“Approved Cost Estimate”).
2.2    Cost Proposal. Within ten (10) business days after the Tenant’s approval of the Approved Cost Estimate for the Tenant Directed Improvements, Tenant shall deliver to Landlord cash in an amount equal to one hundred percent (100%) of the amount of the Approved Cost Estimate (less any amounts paid by Tenant in for costs contained in the Approved Preliminary Budget pursuant to Section 1.2.5 above). In the event that any revisions, changes, or substitutions shall be made to the Approved Final Plans or the Tenant Directed Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord within ten (10) business days after Landlord’s request. Tenant hereby acknowledges and agrees that Tenant shall be responsible for all hard and soft costs associated with the Tenant Directed Improvements.
2.3    Reconciliation. Within one hundred twenty (120) days following final completion of the Tenant Directed Improvements, Landlord shall prepare for Tenant's review and approval a final reconciliation of the total costs of the Tenant Directed Improvements, setting forth the application of the total amounts paid by Tenant for such Tenant Directed Improvements (the " Reconciliation Statement"). The Reconciliation Statement shall also set forth the remaining unpaid amount owing by Tenant (if any) or any overpayment by Tenant in connection with construction of the Tenant Directed Improvements. If Tenant has overpaid, then within thirty (30) days after delivery of the Reconciliation Statement, Landlord shall reimburse Tenant for such overpayments. If Tenant has underpaid, then within thirty (30) days following delivery of the Reconciliation Statement, Tenant shall repay to Landlord the remaining unpaid amount of Tenant's obligation for the Tenant Directed Improvement Costs.
3.    Construction of Tenant Improvements.
3.1    Construction. Landlord shall cause Contractor to construct the Tenant Directed Improvements in a good and workmanlike manner, in accordance with the Approved Final Plans and in compliance with Requirements, using commercially reasonable efforts to cause the Tenant Directed Improvements to be performed in a manner so as to be delivered in accordance with the Schedule. As consideration for Landlord’s supervision of the Contractor’s construction of the Tenant Improvements, Tenant shall pay to Landlord a construction supervision fee in the amount of three percent (3%) of the total of all hard and soft costs of the Tenant Directed Improvements (the “Construction Supervision Fee”).
3.2    Governmental Requirements. If any governmental or quasi-governmental authority with jurisdictions requires changes to the design or construction of the Tenant Directed Improvements for compliance with Requirements (“Compliance Work”), Landlord agrees to perform such Compliance Work and Tenant shall, within thirty (30) business days following receipt of invoices therefor, reimburse Landlord for the costs and expenses incurred by Landlord in performing the Compliance Work.

EXHIBIT C -4-

3.3    Change Orders. No material changes or modifications to the Approved Final Plans shall be made unless by written Change Order signed by Landlord and Tenant. Landlord may make material changes, additions or alterations to the Approved Final Plans only with Tenant’s approval. In addition, Tenant may request changes, additions or alterations to the Approved Final Plans or the Tenant Directed Improvements in accordance with this Section 3.3. If Tenant notifies Landlord of a Tenant Requested Change to the Tenant Directed Improvements or the Approved Final Plans, Landlord shall have ten (10) days to provide Tenant notice of: (i) the length of time Landlord estimates it will take to make such change, addition or alteration, (ii) the costs of such change, addition or alteration, and (ii) whether any delay in delivery of the Tenant Directed Improvements is anticipated as a result thereof and the estimated length of time of such delay. Tenant shall thereafter have five (5) days to approve or withdraw its request for such change. If Tenant fails to respond within such five (5) day period, Tenant will be deemed to have withdrawn its request. If Tenant does not withdraw its request, then Landlord shall cause a change order to be issued to the Construction Contract, implementing the Tenant Requested Change Order. Tenant shall pay all costs attributable to a Tenant Requested Change within thirty (30) days after Landlord’s request therefor, including out-of-pocket costs incurred by Landlord or Contractor in reviewing proposed Tenant Requested Changes, whether or not such Tenant Requested Change is implemented as a Tenant Requested Change Order. Tenant shall not unreasonably withhold approval of any change to the Final Plans that may be necessary to obtain any Permits, or that may be required by city officials or inspectors to comply with code rulings or interpretations.
4.    Substantial Completion of Tenant Directed Improvements.
4.1    Substantial Completion. “Substantial Completion” of the Tenant Directed Improvement shall be deemed to have occurred upon the completion of construction of the Tenant Directed Improvements, as evidenced by a Certificate of Substantial Completion executed by Architect, and receipt of final signed-off “job cards” or “inspection cards” from the City of Oakland covering such Tenant Directed Improvements subject only to correction or completion of any punch list items (“Punchlist Items”), which items may include items of missing, incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with intended use of the Tenant Directed Improvements. Prior to Substantial Completion, Landlord and Tenant shall mutually inspect the Tenant Directed Improvements and perform a walk-through of the Tenant Directed Improvements to draw up a list of the Punchlist Items (which Punchlist Items shall be accepted in writing by Landlord and Tenant). Landlord shall use commercially reasonable efforts to complete the Punchlist Items within thirty (30) days thereafter; provided, however, such time period may be extended to a period of ninety (90) days for Punchlist Items that cannot be commercially reasonably completed with diligence within thirty (30) days.
5.    Tenant’s Representative. Tenant has designated Tom Crowley (“Tenant’s Representative”) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant may change Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord.
6.    Landlord’s Representative. Landlord has designated Matt Concannon (“Landlord’s Representative”) as its primary representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord regarding this Work Letter. Landlord may change Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant.

EXHIBIT C -5-

7.    Meetings. Landlord shall schedule and direct weekly construction meetings with the Contractor and, as appropriate, subcontractors and the Architect for the Tenant Directed Improvements. Tenant's Representatives shall be entitled to attend all such construction meetings, and Landlord shall provide Tenant’s Representative with at least seventy-two (72) hours' notice of the time and place of such weekly construction meetings. In addition, Landlord shall provide Tenant with copies of all material written communications with the Architect and Contractor and subcontractors (including copies of all shop drawings) in connection with the Tenant Directed Improvements.
8.    Inspections. Tenant and Tenant’s authorized agents and authorized representatives (identified in advance in writing to Landlord) shall have access to the Tenant Directed Improvements throughout the permitting and construction of such Tenant Direct Improvements, to inspect and observe work in progress, upon reasonable advance written notice from Tenant.
9.    Accounting Records. All accounting regarding the costs of the Tenant Improvement Costs shall be on an "open book" basis. Tenant shall have the right to inspect all relevant books and records, receipts, vouchers and other similar data ("Accounting Records") of Landlord relating to such work. Landlord shall maintain all Accounting Records in their respective custody or control for a period of three (3) years following the Substantial Completion Date of any Tenant Directed Improvements. During the course of construction and for such period after the Substantial Completion Date, Landlord will promptly provide copies of the Accounting Records requested by Tenant, and Tenant shall also have the right to inspect the Accounting Records at Landlord’s office or at such location within the San Francisco Bay Area as Landlord may so designate. Landlord shall use reasonable efforts to require substantially similar review rights for Tenant to inspect Contractor and Architect’s records in the relevant agreements.
10.    Contractor’s Warranties and Guaranties. Landlord shall diligently pursue any claims covered by any warranties and guaranties provided by Contractor relating to, or arising out of the construction of, the Tenant Directed Improvements, Tenant hereby waives the right to pursue any such claims directly against Landlord. Landlord and Tenant shall cooperate with each other in pursuing any such claims. Landlord shall use reasonable efforts, subject to Contractor’s approval, to have Tenant named as a third-party beneficiary of any such warranties and guaranties. If Tenant exercises the Purchase Option and purchases the Premises, then Landlord shall assign any warranties and guaranties covering the Tenant Directed Improvements to Tenant at the closing of such purchase, assuming those warranties are assignable.
11.    Time of the Essence in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.
12.    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease has occurred or if Tenant has failed to make timely payment of any amounts then due under this Work Letter at any time on or before the Substantial Completion of the Tenant Direct Improvements, then all other obligations of Landlord under the terms of this Work Letter shall be excused until, as applicable, such Event of Default under the Lease has been cured or Tenant has fully paid any amounts then due under this Work Letter.

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EXHIBIT D
DEFINITIVE PSA
[attached]

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AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
This Agreement of Purchase and Sale and Joint Escrow Instructions (this "Agreement"), dated as of the date set forth in Section 1.1 below (the "Effective Date"), is made by and of between BA2 300 LAKESIDE LLC, a Delaware limited liability company, a Delaware limited liability company ("Seller"), and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation ("Buyer"). The terms as set forth below shall have the meanings as set forth below when used in this Agreement.
ARTICLE 1

SUMMARY OF BASIC TERMS

TERMS OF AGREEMENT	DESCRIPTION
1.1 "Effective Date":	July 11, 2023.
1.2 "Purchase Price":	Nine Hundred Six Million and 00/100 Dollars ($906,000,000.00), subject to adjustment pursuant to Sections 6.10, 6.11 and 6.12 of this Agreement.
1.3 "Initial Deposit":	A cash deposit in the amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).
1.4 "Second Deposit":	A cash deposit in the amount of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00).
1.5 "Deposit":	The Initial Deposit and the Second Deposit together with all interest earned thereon shall collectively be referred to as the “Deposit.”
1.4 "Escrow Holder":	First American Title Insurance Company
1.5 “Lease”:	That certain Office Lease dated October 23, 2020, as amended by that certain Amendment to Office Lease dated concurrently herewith, between Seller and Buyer. Terms defined in the Lease, if not defined in this Agreement, shall have the same meaning when used in this Agreement.

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1.6 “Third Party Leases”:	All leases encumbering all or any portion of the Property as of the Closing Date (or as of any preceding date as the context may require), other than the Lease.
1.7 "Closing Date":	June 3, 2025, as such date may be advanced as provided in Section 2.4.

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1.8 "Property":
All of the following: (i) that certain real property (“Real Property”) located in the City of Oakland (the "City"), County of Alameda ("County"), State of California ("State"), as more particularly described on Exhibit A attached hereto, together with all of the rights, title, interests, privileges and appurtenances, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, air rights, water, water right and water stock relating thereto, all strips and gores, and any streets, alleys, rights-of-way, public ways, or other rights appurtenant, adjacent, or connected thereto or used in connection therewith (ii) all of Seller’s right, title and interest in and to the Lease and the Third Party Leases; (iii) all of Seller’s right, title and interest in any Contracts (as described in Section 7.1.7 below); (iv) all of Seller's right, title and interest in and to any and all tangible personal property that is (a) located at the Real Property, (b) owned by Seller, and (c) used exclusively in the operation and maintenance of the Real Property; and (v) all governmental permits, licenses and approvals, warranties and guarantees to the extent applicable to the development and construction of, or any work or services performed with respect to, or equipment installed in, the buildings, structures, fixtures and other improvements located on the Real Property.

1.10 "Title Company":	First American Title Insurance Company
ARTICLE 2

PURCHASE; ESCROW
2.1    Purchase Price. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the sum of the Purchase Price, which shall be paid as set forth below in

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this Section 2.1. Provided that this Agreement has not previously terminated, on the Closing Date, Buyer shall deliver to Escrow Holder the balance of the Purchase Price, as adjusted by Buyer’s share of costs, expenses and prorations, and any other adjustments pursuant to Sections 6.10, 6.11 and 6.12, below.
2.2    Escrow Opening. Buyer and Seller caused the opening of Escrow and shall promptly hereafter deliver two (2) executed original copies of this Agreement to Escrow Holder on the Effective Date. "Escrow" means the escrow number NCS-1168350A-SC opened with Escrow Holder for the consummation of the transaction described in this Agreement. On or immediately after the opening of Escrow, Escrow Holder shall (a) confirm the same by executing and dating the two (2) duplicate original counterparts of this Agreement in the space provided for Escrow Holder, and (b) deliver a fully executed original of this Agreement to each of Seller and Buyer. Seller and Buyer hereby acknowledge and agree that the execution and delivery of this Agreement shall in no way result in a merger of the Lease (as amended) and this Agreement, and that unless and until the Closing occurs in accordance with the terms of this Agreement, then throughout the period commencing upon the Effective Date and continuing until such Closing, each of the Lease and this Agreement shall remain separate and distinct contracts, it being further acknowledged that this Agreement could terminate without the Closing having occurred.
2.3    Deposit. On the Effective Date, Buyer shall deposit the Initial Deposit in cash in immediately available funds in Escrow. On or before July 11, 2024 (the “Second Deposit Date”), Buyer shall deposit the Second Deposit in cash in immediately available funds in Escrow. Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of the Deposit is delivered to Escrow Holder for delivery by Escrow Holder to Seller as "Independent Consideration" (herein so called), and the Deposit is reduced by the amount of the Independent Consideration, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is in addition to and independent of all other consideration provided for in this Contract and is non-refundable in all events. The parties agree, and hereby instruct Escrow Holder to automatically release to Seller, each of the Initial Deposit and Second Deposit promptly following receipt of the same by Escrow Holder. If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposit shall be applied to payment of the Purchase Price for the Property in accordance with Section 2.1 hereof. Unless this Agreement is terminated pursuant to Section 9.1.1.3 (in which case the Deposit (less the Independent Consideration) shall be returned to Buyer), the Deposit shall otherwise be or retained by Seller in all other circumstances.
2.4    Close of Escrow. The "Closing" or the "Close of Escrow" shall occur through Escrow on June 3, 2025 (the “Closing Date”). Subject to the written consent of Seller, which may be withheld in Seller’s sole discretion, Buyer may advance the Closing Date to a date no earlier than January 1, 2025 (the "Advanced Closing Date"), following written notice to Seller and Escrow Holder at least thirty (30) calendar days prior to the Advanced Closing Date selected by Buyer. Should the Closing Date be advanced in accordance with this Section 2.4, all references to the Closing Date herein shall be deemed to refer to the Advanced Closing Date.
2.5    C-PACE Loan; Assignment and Assumption or Seller Payoff at Closing. Buyer and Seller hereby acknowledge and agree that on or about the Effective Date, Seller is obtaining a C-PACE loan (the "C-PACE Loan") in the principal amount of approximately $212,000,000.00 encumbering the Property, the corresponding lien for which shall be a “Permitted Exception” (as defined below) which shall survive the Closing. Accordingly, upon the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the then-outstanding principal balance of the C-PACE Loan.

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ARTICLE 3

CONDITIONS PRECEDENT TO CLOSING
3.1    Conditions Precedent to Buyer's Obligations; Contingencies. The obligations of Buyer to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Buyer in writing (collectively, "Buyer’s Conditions"):
3.1.1    Deliveries and Actions to Close. Seller shall have made the deliveries described in Section 6.1.1 of this Agreement in the form, manner and at the times specified in this Agreement, and shall have taken all other actions expressly required of Seller under this Agreement or customarily required, on a procedural basis (including, without limitation, providing instructions to Escrow Holder) to cause the Closing hereunder to occur, in all cases to the extent such actions are within Seller's control, and at no cost, expense or liability to Seller.
3.1.2    Representations and Warranties. Those particular “Condition Representations” set forth in Section 7.1 shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.
3.1.3    Covenants. On the Closing Date, no uncured “Major Seller Breach” (as defined in Section 5.2, below) shall remain outstanding.
3.1.4    Title Policy. On the Closing Date, the Title Company shall be prepared to issue to Buyer an extended coverage ALTA Owner’s Policy of Title Insurance in form and substance materially consistent with the Proforma Policy of Title Insurance attached hereto as Exhibit B (“Buyer’s Effective Date Proforma”), with liability equal to the Purchase Price, insuring Buyer that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions and Compensable Exceptions and with such endorsements as Buyer may reasonably request (the “Buyer’s Title Policy”).
3.2    Conditions Precedent to Seller's Obligations. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing (collectively, "Seller’s Conditions"):
3.2.1    Buyer's Deliveries to Escrow. Buyer shall have (i) deposited the Second Deposit into Escrow on or before the Second Deposit Date in accordance with Section 2.3, above, and (ii) delivered the balance of the Purchase Price to Escrow Holder by the Closing Date and shall have made the other deliveries in the form, manner and at the times specified in this Agreement.
3.2.2    Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.
3.3    Failure of Buyer’s Conditions. If any of Buyer’s Conditions have not been fulfilled within the applicable time periods, Buyer may pursue the remedies set forth in Section 9.1 to the extent applicable.

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3.4    Failure of Seller’s Conditions. If any of Seller’s Conditions have not been satisfied within the applicable time periods, Seller may pursue the remedies set forth in Section 9.2 to the extent applicable.
ARTICLE 4

TITLE AND SURVEY
4.1    Buyer’s Title and Survey Due Diligence. Prior to the Effective Date, Buyer had an opportunity to review title to the Property and an existing survey of the Property, and Buyer hereby acknowledge that it has approved the same as shown on Buyer’s Effective Date Proforma and that certain updated survey dated as of May 24, 2023 (the “Effective Date Survey”). If there are any changes to title during the Escrow Period (as defined in the Lease), Escrow Holder will deliver to Buyer a Supplemental ALTA title commitment, together with copies of any new recorded exceptions listed therein (“Supplemental Report”). Buyer will have until the date five (5) business days after receipt of any Supplemental Report or updates to the Effective Date Survey to deliver to Seller and Escrow Holder a written notice identifying whether it has reasonably determined the items set forth in the Supplemental Report or in the update to the Effective Date Survey to be “Permitted Exceptions”, “Compensable Exceptions” or “Prohibited Exceptions” (as defined in Sections 4.2, 4.3 and 4.4, below) and the extent to which it either approves or disapproves the same. The failure of Buyer to timely deliver such notice will constitute its approval thereof (in which event the same will be and become Permitted Exceptions (as defined in Section 4.2, below)). If Buyer timely delivers a written notice disapproving any identified Compensable Exceptions or Prohibited Exceptions in the Supplemental Report or new matter first disclosed in an update to the Effective Date Survey, Seller shall respond within three (3) business days and if Seller elects not to remove (or contests the designation of) the disapproved exception as a Compensable Exception or Prohibited Exceptions (failure to timely respond being deemed a Seller election not to remove the disapproved exception), then Buyer will have an additional three (3) business days after receipt (or deemed receipt) of such notice (and the Closing Date shall be extend if necessary to permit the foregoing notice periods) to in turn notify Seller whether it elects to (a) proceed with the purchase and acquire the Property subject to the disapproved exception and without any reduction in the Purchase Price, in which case the disapproved exceptions will be deemed a Permitted Exception, or (b) reserve the right to resolve the impact of any Compensable Exception following the Closing Date, or (c) in connection with a Prohibited Exception, terminate this Agreement and Escrow (in which event the provisions of Section 9.1.1.3 shall apply); provided, however, to the extent a dispute between the parties exists as to whether or not any such disapproved exception constitutes a Prohibited Exception, no such termination shall occur unless and until such dispute has been resolved with a determination that a Prohibited Exception occurred.
4.2    Permitted Exceptions. "“Permitted Exceptions” shall mean: (i) those liens and encumbrances identified in Buyer’s Effective Date Proforma and/or as otherwise shown on Exhibit B-1 attached hereto, and (ii) any encumbrances hereafter approved in writing by Buyer.
4.3    Compensable Exceptions. "Compensable Exceptions” shall mean all title exceptions and survey matters which are not Permitted Exceptions or Prohibited Exceptions, including without limitation any inchoate lien rights relating to any work conducted by Seller on the Property.
4.4    Prohibited Exceptions. "Prohibited Exceptions" shall mean any encumbrance, liens or charges affecting the Property which secure an obligation of Seller to pay money and were intentionally created by Seller. Seller shall be obligated to remove all Prohibited Exceptions from title at Closing; provided however that for purposes of actually filed mechanic’ liens (rather

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than inchoate lien rights that are Compensable Exceptions), Seller may cause such exceptions to be removed from Buyer’s Title Policy by bonding over them.
ARTICLE 5

COVENANTS
5.1    Seller’s Covenants. Seller shall continue to comply with the following covenants; provided, however, unless and to the extent the same constitutes a Major Seller Breach pursuant to Section 5.2 below, any failure to comply may subject Seller to liability pursuant to Sections 8.3.1 and  9.4 rather than any right to delay the Closing or terminate this Agreement:
5.1.1    Without Buyer’s approval (which approval may be given or withheld in Buyer’s sole and absolute discretion), Seller will not enter into, amend or modify any material agreements or material contracts, including any material agreement with any governmental authority, that will be binding on the Property or Buyer from and after the Closing; it being understood for purposes hereof that any agreement or contract that is not terminable on thirty (30) days’ notice without penalty shall be considered material; it also being understood for purposes of this Section that an agreement or contract that will be fully satisfied before the Closing shall not require Buyer’s approval.
5.1.2    Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell or ground lease/master lease the Property, engage in any discussions or negotiations with any third party with respect to the sale, ground lease, master lease or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition or ground lease/master lease of the Property.
5.1.3    Seller will not terminate, amend or enter into any lease or occupancy agreement with respect to the Property without Buyer’s prior written consent, excepting only those modifications required under the terms of the existing Leases (including without limitation any amendments required in connection with a tenant’s exercise of any option to extend) ("Required Amendments"), and Buyer may withhold its approval in its sole and absolute discretion to any such amendment which would have the effect of extending the term of such lease (except to the extent of Required Amendments), or decreasing the rent payable thereunder applicable to the post-Closing Date period.
5.1.4    Without Buyer’s prior written consent, Seller shall not (i) institute or, to the extent it has discretionary consent rights relating thereto, affirmatively consent to any governmental legal action, legal proceeding, special assessment, land use or zoning proceeding, (i) implement or modify or otherwise bring or prosecute any claim or settle any claim against or otherwise encumbering the Property (except for claims defended by Seller with respect to leases or contracts encumbering the Property or for claims asserted by Seller against parties in default under any leases or contracts affecting the Property).
5.1.5    Seller shall use commercially reasonable efforts to maintain (or contractually obligate its tenants under the Leases to maintain) in existence all material licenses, permits and approvals, if any, necessary or reasonably appropriate to the ownership or operation of the Property.
5.1.6    Seller will not generate, store, handle, or otherwise use Hazardous Materials in the Premises or transport the same through the Property, except in accordance with Environmental Laws and the Rules and Regulations and will use reasonable efforts to prevent others from doing the same; provided, however, Buyer acknowledges the Existing Environmental Condition (as defined in the Lease) and agrees that the existence of any

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Hazardous Materials (as defined in the Lease) included in the Existing Environmental Condition (as defined in the Lease) shall not constitute a breach of this obligation and Seller shall have no obligation pursuant to this provision to remediate or otherwise address the Existing Environmental Condition. Buyer hereby acknowledges receipt of that certain Phase 1 Environmental Site Assessment dated June 1, 2023 prepared by NV5 (successor-in-interest to PES) as Job No. 241.135.01.005.
5.1.7    As of the Closing Date, Seller shall terminate all service, vendor and maintenance contracts affecting the Property, or any portion thereof, unless Buyer agrees, within sixty (60) days before Closing, to assume the obligations of Seller under any such agreements (such assumed agreements shall be referred to as the “Contracts”); provided that Buyer has already agreed to assume the contracts listed on Exhibit C hereto. The term “Contracts” shall include any construction, engineering or other contracts relating to any on-going tenant improvement or base building work. Any Contracts shall be assigned to, and assumed by, Buyer pursuant to the terms of the Assignment of Leases.
5.2    Major Seller Breach. A “Major Seller Breach” is a breach of any of the following covenants (beyond any applicable notice and cure period) which is not cured as of the Closing Date:
5.2.1    Without Buyer’s approval (which approval may be given or withheld in Buyer’s sole and absolute discretion), Seller will not enter into in writing or amend or modify in writing any material agreements or material contracts, including any material agreement with any governmental authority, that will be binding on the Property or Buyer from and after the Closing, to the extent the same is reasonably determined to result in a Material Economic Impact; it also being understood for purposes of this Section 5.2.1 that any agreement or contract that is (or will be) fully satisfied before the originally scheduled Closing Date shall not require Buyer’s approval. Notwithstanding the foregoing, Seller may enter into written agreements with or affirmatively consent to actions by governmental authorities upon advance notice to Buyer if such agreements are necessary for the continued operation of the Property in compliance with Legal Requirements (“Required Governmental Agreements”).
5.2.2    Seller will not amend or enter into any material lease or occupancy agreement with respect to the Property without Buyer’s prior written consent, excepting Required Amendments and any 3PL Termination Agreements (as defined in the Lease), and Buyer may withhold its approval in its sole and absolute discretion to any such amendment which would have the effect of extending the term of such lease (except to the extent of Required Amendments), or decreasing the rent payable thereunder. For the purposes of this Section 5.2.2, “material” shall mean any new lease or extension of an existing Lease of: (i) a full floor or more of the building and which would have a term of or adjust the term for a calendar year or longer, or (ii) which otherwise results in a Material Economic Impact.
5.2.3    Without Buyer’s prior written consent, and except for Required Governmental Agreements, Seller shall not (i) institute or, to the extent it has discretionary consent rights relating thereto, affirmatively consent to any material governmental legal action, legal proceeding, special assessment, land use or zoning proceeding, or (ii) implement or modify or otherwise bring or prosecute any claim or settle any claim against or otherwise encumbering the Property (except for claims defended by Seller with respect to leases or contracts encumbering the Property or for claims asserted by Seller against parties in default under any leases or contracts affecting the Property), to the extent the actions under sub-items (i) and (ii) would results in a Material Economic Impact.
5.3    Material Economic Impact. For the purposes of Section 5.2 above, “Material Economic Impact” means, individually or in the aggregate with all other Section 5.2 covenants

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that are subject to the Material Economic Impact threshold, (i) a reasonably determined reduction in value of the Property in excess of Twenty Million and 00/100 Dollars ($20,000,000.00), or (ii) a reasonably determined creation of post-Closing obligations of the Buyer in excess of Twenty Million and 00/100 Dollars ($20,000,000.00).
5.4    Tunnel & Bridge Agreements. Buyer may contact (i) the City Planner’s Office of the City (including [***]) in connection with that certain Ordinance 8005 C.M.S. Dated July 24, 1969 Granting a Franchise to Construct, Maintain and Operate a Bridge and Tunnel at 21st Street (The Kaiser Center) in the City of Oakland (the “City Franchise Ordinance”) and the Tunnel Documents Consent (defined below), and (ii) any parties to that certain Tunnel and Bridge Agreement, dated December, 1983, as assigned and amended (the “Tunnel and Bridge Agreement,” and collectively with the City Franchise Ordinance, the “Tunnel Documents”), in all cases without the prior written consent of Seller, provided that Buyer shall have delivered one (1) business days’ prior notice to Seller (by email to [***] at [***]), so long as a representative of Seller is present for any such discussions. The parties shall reasonably cooperate and use commercially reasonable efforts to: (x) deliver any and all notices required to be delivered pursuant to the Tunnel Documents as reasonably practicable thereafter; (y) pursue any formal consents to the transactions contemplated in this Agreement required under the Tunnel Documents (the “Tunnel Documents Consents”). Notwithstanding the foregoing, Buyer shall not be entitled to, and shall be expressly prohibited from, taking any action or executing any document in connection with the consent process, the Tunnel Documents Consents and/or the Tunnel Documents that is irrevocable, could reasonably be expected to bind Seller or the Property or result in liability or any cost to any of the same without the prior written consent of Seller. If the Tunnel Documents Consents have not been issued as of the Closing Date, then at the Closing, Seller and Buyer shall execute a holdback agreement (the “Tunnel Holdback Agreement”), which shall (i) be in form and substance reasonably satisfactory to Seller and Buyer and (ii) provide for a holdback in an amount equal to $500,000.00 (the “Tunnel Holdback Amount”) from the Purchase Price otherwise payable to Seller at Closing, which shall be retained and held in escrow by Escrow Holder in accordance with the terms thereof until the date that is sixty (60) days after the Tunnel Documents Consents are finalized (or such earlier date as agreed by the parties), at which time the Tunnel Holdback Amount shall be released to Seller. Seller and Buyer shall share any fees of Escrow Holder required under the Tunnel Holdback Agreement equally.
5.5    Estoppels; Certificates.
5.5.1    Upon the execution of this Agreement, Seller shall provide a certificate in the form attached as Exhibit D (a “Seller Certificate”) providing the current status of the items described therein and certifying that all statements therein are true and correct as of the Effective Date (the “Effective Date Condition”). Prior to the fifth (5th) day of each calendar quarter following the Effective Date, Seller shall provide an updated Seller Certificate in the form attached as Exhibit D providing the current status of the items described therein, identifying changes in circumstances from the Effective Date Condition, and certifying that all statements therein are true and correct as of the date of such Seller Certificate, it being understood that in no event shall Seller be in breach hereof or incur liability hereunder merely for identifying a change in circumstances from the Execution Date Condition (as opposed to any independent liability Seller may have due to a corresponding breach of Seller’s covenants set forth in Section 5.1, above).
5.5.2    Seller shall use commercially reasonable efforts to obtain and deliver to Buyer prior to the Closing executed tenant estoppel certificates (dated not earlier than 90 days prior to the date that the Closing is at such time scheduled to occur), from each then-current tenant and other parties-in-possession at the Property in the form attached hereto as Exhibit E or in such other reasonable form so long as such estoppel confirms, at a minimum: (i) a true, correct

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and complete copy of such tenant’s or other party’s lease or other occupancy agreement (including, without limitation, all amendments, modifications or supplements thereof or thereto), (ii) to the knowledge of the tenant, there are no defaults under the applicable lease or other occupancy agreement, and (iii) provide no information inconsistent with Buyer’s understanding of the condition of the Property.
5.5.3    Buyer hereby acknowledges and agrees that any failure by Seller to comply with the foregoing may subject Seller to liability pursuant to Sections 8.3.1 and  9.4, but the same shall not provide Buyer any right to delay the Closing or terminate this Agreement.
ARTICLE 6
CLOSING/ESCROW
6.1    Deliveries to Escrow Holder.
6.1.1    Seller's Deliveries to Escrow Holder. On or before 11:00 a.m. PST on the Closing Date, Seller shall deliver to Escrow Holder (collectively, the "Seller Deliveries"):
6.1.1.1    One (1) original of the grant deed ("Deed"), duly executed by Seller and acknowledged, in the form of Exhibit F attached hereto;
6.1.1.2    A transferor's certification of non-foreign status ("FIRPTA Certificate") duly executed by Seller in the applicable current statutory form as of the Closing Date evidencing that seller is not a "foreign person" for purposes of the Foreign Investment in Real Property Tax Act (FIRPTA);
6.1.1.3    A California Form 593-C duly completed and executed by Seller, stating that Seller is not an out-of-state resident ("Form 593-C");
6.1.1.4    Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company;
6.1.1.5    An owner's affidavit in the form attached hereto as Exhibit G, and any further documents as may be reasonably required by the Title Company to remove from the official records of Alameda County (the "Official Records") any Memorandum of Lease and Option (as that term is defined in the Lease) recorded on the Property's title; and
6.1.1.6    Two (2) counterparts of an Assignment of Leases and Contracts (the “Assignment of Leases”) duly executed by Seller, substantially in the form of Exhibit H attached hereto.
6.1.1.7    One (1) bill of sale, duly executed by Seller, substantially in the form of Exhibit I attached hereto.
6.1.1.8    One (1) Seller Certificate reflecting the true and correct information required thereunder as of the Closing Date.
6.1.1.9    Two (2) counterparts of the Tunnel Holdback Agreement duly executed by Seller, if applicable.

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6.1.1.10    The original letter of credit in the amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), as may have been increased or decreased in accordance with the Lease, held by Seller pursuant to the Lease, and originals or copies of all amendments, if any, to the letter of credit, together with any necessary original, executed, and authenticated forms filled out to cancel the letter of credit.
6.1.1.11    If applicable, an assignment of insurance proceeds or condemnation awards in a form reasonably proposed by Buyer.
6.1.2    Buyer's Deliveries to Escrow Holder. By the Closing Date, Buyer shall deliver to Escrow Holder the following instruments and documents (collectively, the "Buyer Deliveries"): and
6.1.2.1    The balance of the Purchase Price;
6.1.2.2    A Preliminary Change of Ownership Report ("PCOR") duly executed by Buyer;
6.1.2.3    Such proof of Buyer's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company;
6.1.2.4    Any further documents as may be necessary or appropriate to remove from the Official Records any Memorandum of Lease and Option; and
6.1.2.5    Two (2) counterparts of the Assignment of Leases duly executed by Buyer.
6.1.2.6    Two (2) counterparts of the Tunnel Holdback Agreement duly executed by Buyer, if applicable.
6.2    Actions by Escrow Holder. Provided that Escrow Holder shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, Escrow Holder shall, in the order and manner herein below indicated take the following actions.
(a)    Following Title Company’s acknowledgment that it is prepared and irrevocably committed to cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records, Escrow Holder shall cause such recording and obtain conformed copies thereof for distribution to Buyer and Seller.
(b)    Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to Section 6.2(a) above, disburse all funds deposited in Escrow by Buyer as follows:
(i)    Pursuant to the "Closing Statement" (as that term is defined in Section 6.3, below), retain for Escrow Holder’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Buyer’s Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs (as defined below).

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(ii)    Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the "Prorations" (as that term is defined in Section 6.8, below) and adjustments and allocation of Closing Costs provided for in this Agreement. Seller’s portion of the Closing Costs shall be paid pursuant to clause (i) above.
(iii)    Disburse to Buyer any remaining funds in the possession of Escrow Holder after payments pursuant to clauses (i) and (ii) above have been completed.
(c)    Cause Title Company to issue the Buyer's Title Policy to Buyer.
(d)    Deliver to Buyer and Seller originals or copies of all documents deposited into Escrow.
6.3    Preliminary Closing Statement. At least ten (10) days prior to the Closing, Escrow Holder shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Holder prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Agreement, and (ii) the "Closing Costs" (as that term is defined in Section 6.8, below), allocable to each of the parties pursuant to this Agreement. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Holder shall revise the Preliminary Closing Statement and deliver a final version of a closing statement to each of the parties (the "Closing Statement")
6.4    Real Estate Reporting Person. Escrow Holder is designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Holder shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Holder shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.
6.5    Destruction of Documents; Survival. Escrow Holder is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions and other material concerning the Escrow at the expiration of six (6) years from the later of (a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing or termination of this Agreement, or (c) the termination of this Agreement. The provisions of this Article 6 shall survive the Closing or earlier termination of this Agreement until Escrow Holder’s duties and obligations hereunder are fully and finally discharged.
6.6    Delay in Closing; Authority to Close. If Closing does not occur on or before the Closing Date, then unless on or before the Closing Date, as applicable, Escrow Holder receives a written notice from both Buyer and Seller to the contrary, Escrow Holder will deliver all monies and documents in accordance with the provisions of this Agreement.
6.7    Costs and Expenses. If the transaction contemplated by this Agreement is consummated, then, upon the Closing, the following costs (the "Closing Costs") shall be allocated as follows: (i) Seller shall pay (A)  thirty-five percent (35%) of the County and City transfer taxes, (B) all costs related to the release of Prohibited Exceptions and any Compensable Exceptions that are actually released at Closing pursuant to Article 4 above, (C) Seller's share of the prorations set forth in this Agreement, and (E) the CLTA or standard portion of the premium for the Buyer’s Title Policy; and (ii) Buyer shall pay (w) the premium for any ALTA or extended coverage portion of the Buyer’s Title Policy and the cost of any endorsements requested by Buyer, (x) any document recording charges and sixty-five percent (65%) of all County and City transfer taxes, (y) all escrow fees and costs, and (z) Buyer's share of prorations; and (iii) Buyer

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and Seller shall each pay all legal and professional fees and fees of other consultants incurred by them, respectively. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice in the City of Oakland and County of Alameda.
6.8    Prorations. Except as otherwise indicated, for purposes of calculating prorations (the "Prorations"), Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. (Oakland, California time) on the Closing Date (the “Cut-off Time”). All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Prorations shall be made in accordance with the following provisions.
6.8.1    Preliminary Statement. At least fifteen (15) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer draft settlement statements setting forth all of the closing prorations to be made at the Closing, together with such other information as Buyer may reasonably request with respect thereto, including Seller’s current general ledger regarding the Property. Without limiting the generality of the foregoing, the following items shall be prorated as of the Cut-off Time as described above; to the extent that any prorations are performed based upon estimated information, the same shall be reprorated promptly after Closing when actual information is available.
6.8.2    Taxes. All current real and personal property taxes, non-delinquent bonds or improvement assessments, general and special, non-delinquent public or governmental charges or assessments affecting the Property (including current assessments, liens or encumbrances for sewer, water, drainage or other public improvements whether completed or commenced on, or prior to, the date of this Agreement) shall be prorated as of the Cut-off Time. If the Closing Date occurs before the tax rate or assessment is fixed, the proration of such taxes and assessments by Title Company shall be made at the Closing based upon the most recent tax bills available. If Seller receives any refunds as a result of any tax appeals for any period of Seller’s ownership of the Property and such refunds are owed to a tenant at the Property under the term of any former or existing Third Party Lease, then Seller shall, to the extent required by the terms of any such former or existing Third Party Lease, pay such refund to the tenant thereunder. If the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined by applicable governmental authority to be more than the amount of such real property taxes and assessments that is prorated pursuant to this Agreement or that was paid by Seller for any prior year due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall not be required to pay to Buyer any portion of such increase that is payable by tenants under their respective Third Party Leases. If the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined by applicable governmental authority to be less than the amount of such real property taxes and assessments that is prorated pursuant to this Agreement or that was paid by Seller for any prior year for any reason, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Buyer shall pay to Seller any refund actually received by Buyer applicable to any period before Closing (after deduction of any amount payable to any current or former tenant of the Property).
6.8.3    Fixed Rent. Subject to this Section 6.8.3, all fixed rent and regularly scheduled items of additional rent under the Third Party Leases, and other tenant charges if, as and when received shall be prorated as of the Cut-off Time. Seller shall provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash

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security deposits (to the extent the foregoing were made by tenants under the Third Party Leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. For a period of six (6) months following the Closing, provided that Seller delivers to Buyer all books, records and other documents related to such delinquencies, Buyer shall include such delinquencies in its normal billing and shall use commercially reasonable efforts to pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default under any of the Third Party Leases). Seller shall deliver to Buyer at Closing any tenant security deposits which are held in the form of letters of credit. Rents and other tenant charges which are delinquent as of the Closing Date shall not be prorated on the Closing Date. To the extent Buyer receives rents or other tenant charges on or after the Closing Date, such payments shall be applied (i) first, to Buyer’s actual out-of-pocket third-party costs of collection incurred with respect to such tenant to the extent any such rent was delinquent and was collected outside the ordinary course; (ii) second, to rents due from such tenant for the month in which such payment is received by Buyer, including, as applicable, the month of Closing; (iii) third, to rents attributable to any period after the Closing which are due or past due on the date of receipt in inverse order of maturity (such that amounts shall be applied first against rents which have been outstanding for the shortest period of time); and (iv) finally, to rents and other charges delinquent as of the Closing (and Buyer promptly shall remit such amounts to Seller). Buyer agrees that it shall use commercially reasonable efforts to collect any such delinquent rents for a period of twelve (12) months following the Closing Date; provided, however, that Buyer shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent rents. Buyer may not waive any delinquent rents or other tenant charges nor modify any of the leases as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. Seller shall have no right to take any action against any tenant (other than Buyer) to collect any past due rents from and after the Closing, and Seller hereby waives any rights it may have to take any action against any tenant to collect such past due rents from and after the Closing Date; provided, however, with respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Real Property on the Closing Date, Seller shall retain all rights relating thereto. Seller agrees to promptly deliver to Buyer any rents received by Seller for the period from and after the Closing Date, without offset.
6.8.4    Additional Rents. Tenants are obligated to pay, as additional rent, certain escalations in base rent and pass throughs of operating and similar expenses pursuant to the terms of the Third Party Leases (collectively, “Additional Rents”). On or before the date that is ninety (90) days following the Closing, Seller shall deliver to Buyer a reconciliation of all expenses reimbursable by tenants under the Third Party Leases, and the amount of Additional Rents received by Seller (the “Seller’s Reconciliation”), and Buyer shall promptly, following Seller’s request, deliver to Seller all information reasonably requested by Seller pertinent to Seller’s Reconciliation. Upon reasonable notice and during normal business hours, (i) Seller shall make available to Buyer all information reasonably required to confirm final agreement on the Seller’s Reconciliation, including, without limitation, a copy of Seller’s general ledger for the Property, and (ii) Buyer shall make available to Seller all information reasonably required to confirm final agreement on the Seller’s Reconciliation, including, without limitation, a copy of Buyer’s general ledger for the Property. Seller and Buyer shall use reasonable efforts to agree upon the accuracy of the Seller’s Reconciliation within thirty (30) days after delivery of Seller’s Reconciliation to Buyer. In the event of any overpayment of Additional Rents to Seller by the tenants under the Third Party Leases, Seller shall promptly, but in no event later than ten (10) Business Days after Buyer and Seller agree upon the accuracy of the Seller’s Reconciliation, pay to Buyer the amount of such overpayment to the extent not previously credited to Buyer, and Buyer, as the landlord under the particular Third Party Leases, shall pay or credit, in accordance with the applicable Third Party Lease, to each applicable tenant the amount of such

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overpayment. In the event of an underpayment of Additional Rents by the tenants to Seller, then the collection and remitting of such amounts shall be governed by the provisions of Section 6.8.3 above regarding the post-closing application of rents. With respect to reimbursable expenses paid by Seller prior to Closing, but not billed to tenants prior to Closing, Seller will provide to Buyer all relevant information including supporting documentation and Seller’s calculation of the amount to be billed to each tenant and Buyer shall make efforts to collect such amounts pursuant to Section 6.8.3.
6.8.5    Amounts Owed Under the Lease. Seller shall be entitled to a credit for any amounts owed by Buyer under the Lease, including any Additional Rents (as defined in the Lease). Such credit may be estimated at Closing and re-prorated after Closing to reflect any additional information learned thereafter.
6.8.6    Contracts. Charges and payments under Contracts (if any) assigned to Buyer. To the extent not previously included in Seller’s Additional Rent calculations, annual permit, license and inspection fees, which are transferred to Buyer at the Closing and any other pre-payments which are transferred to Buyer at the Closing shall be prorated as of the Cut-off Time.
6.8.7    Utilities. Utilities in connection with the Property, including, without limitation, telephone, steam, electricity, water, sewer and gas, except to the extent that tenants pay such costs directly to the supplier of such services, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings shall be prorated as of the Cut-off Time. Notwithstanding the foregoing, it is the intention of the parties that all utility accounts shall be closed by Seller on the Closing Date, and Buyer shall establish its own accounts.
6.8.8    Deposits. Deposits with telephone and other utility companies, and any other Persons who supply goods or services in connection with the Property if the same are properly and fully assigned to Buyer at the Closing (as acknowledged in writing by such Persons), which shall be credited in their entirety to Seller.
6.9    Method of Proration. If any of the items described in Section 6.8 cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that neither party shall have the right to request apportionment or reapportionment of any such item at any time following the date that is the last day of the Survival Period (as defined below) (the “Reproration Outside Date”). The provisions of Sections 6.8 – 6.10 shall survive the Closing until the Reproration Outside Date.
6.10    Commissions and Tenant Costs. Buyer shall be responsible for all brokerage and leasing commissions, tenant improvement costs, other out-of-pocket tenant inducements, free rent abatement, and attorneys’ fees for any leases that remain outstanding and unpaid as of the Closing Date. If, before the Closing Date, to the extent Seller receives termination fees or other payments from Third Party Tenants in connection with a Required Amendment or any other early termination of a Third Party Lease on terms approved by Buyer pursuant to Section 5.1.3 above, Buyer shall receive a credit against the Purchase Price at Closing in the actual amount so received by Seller or as otherwise agreed by the parties as so approved.
6.11    Casualty and Condemnation Credits. If, before the Closing Date, the improvements on the Property (a) are damaged by any fire, earthquake, or any other event of a sudden, unexpected, or unusual nature (the “Casualty”) or (b) are the subject of any proceedings

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that have commenced for the taking by exercise of the power of eminent domain of the Property, and this Agreement has not been terminated pursuant to Section 9.5, Buyer shall be entitled to credits against the Purchase Price at Closing as follows: (i) in the event of a Casualty, (1) the amount of any insurance proceeds that would have been available if Seller had obtained the Required Insurance (as defined in the Lease) but failed to do so; plus (2) any insurance proceeds actually received by Seller on account of such Casualty that have not been spent to restore the Property; and (ii) in the event of a taking, (x) the amount of any condemnation award previously received by Seller on account of such taking that (A) is not attributable to rental losses incurred by Seller prior to the Closing in connection with Third Party Leases that were otherwise outstanding at such time, and/or (B) has not been spent on the restoration of the Property, and (y) to the extent any such condemnation award has not at such time been received by Seller, Seller shall transfer all remaining rights with regard to such condemnation award to Buyer.
6.12    Capital Expense Debits. The Purchase Price shall be increased by (i) all Approved Capital Expenses less (ii) any amortized costs of the Approved Capital Expenses which Landlord has received reimbursement for as an Operating Expense, as those terms are set forth in the Lease); provided, however, to the extent any such amounts are disputed as of the Closing Date by Buyer, as tenant under the Lease, the parties shall resolve the same in accordance with Section 5.3 of the Lease and reconcile any determined overpayment by Buyer on or before the expiration of the Survival Period.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES
7.1    Seller's Representations and Warranties and Conditions. The following constitute representations and warranties of Seller to Buyer which shall be true and correct as of the Effective Date and as of the Closing Date as if remade in a separate certificate at that time (the “Condition Representations”):
7.1.1    Authority. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. Other than in connection with the City Franchise Ordinance, no consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally. This Agreement and all other documents delivered prior to or at Closing are collectively sufficient to transfer all of Seller’s rights to the Property.
7.1.2    No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having

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jurisdiction over Seller or all or any portion of the Property (other than in connection with the City Franchise Ordinance).
7.1.3    Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Seller's knowledge, threatened against Seller, nor are any of such proceedings contemplated by Seller.
7.1.4    Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986 (the "Code"), as amended.
7.1.5    OFAC Compliance. As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants that: (i) Seller is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury ("OFAC") (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Seller is not (nor is it owned or controlled, directly or indirectly by, any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Seller (and any person, group, or entity which Seller controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Buyer to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Agreement.
7.1.6    No Options, Leases or Contracts. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property that would survive closing and be binding on Buyer.
7.2    Seller's Representations and Warranties not Conditions. The following constitute supplemental representations and warranties of Seller to Buyer which shall be true and correct as of the Effective Date and as of the Closing Date as if remade in a separate certificate at that time, but (i) the representations and warranties set forth in this Section 7.2 shall be deemed not to be included in the Condition Representations, and (ii) accordingly, Buyer hereby acknowledges and agrees that while a breach of one or more of such Section 7.2 representations and warranties may subject Seller to liability pursuant to Sections 8.3.1 and 9.4, below, but the same shall not provide Buyer any right to delay the Closing or terminate this Agreement.
7.2.1    Condemnation. Prior to the Closing Date, Seller has delivered to Buyer a copy of any written notice of pending or threatened condemnation proceedings with respect to the Property that has been delivered to Seller prior to the Closing Date.
7.2.2    No Options, Leases or Contracts. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property other than as set forth in the Lease. There are no leases, rental agreements, third party occupancy agreements or licenses currently affecting the Property, or any portion thereof to which Seller is a party other than the Lease, the Third Party Leases and any new leases approved by Buyer in accordance with the terms of this Agreement.
7.2.3    Litigation. Prior to the Closing Date, Seller has delivered to Buyer a copy of any written notice of any action, suit or proceeding before any judicial or quasi-judicial body, against or affecting all or any portion of the Property that has been delivered to Seller prior to the Closing Date.

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7.3    Seller’s Knowledge; Survival Period. As used herein "To Seller's knowledge" shall mean only the actual knowledge of Matthew Field and Sean Donnelly (the "Designated Representatives of Seller"). Seller represents and warrants that the Designated Representatives of Seller are those persons affiliated with Seller most knowledgeable regarding the ownership and operation of the Property, possessing the greatest experience and familiarity with the Property, that no other person presently affiliated with Seller possesses a greater familiarity and experience with the Property. Seller's representations and warranties under Sections 7.1 and 7.2 shall survive the Closing Date for a period of twelve (12) months (the "Survival Period").
7.4    Buyer's Representations and Warranties. In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer to Seller which shall be true and correct as of the Effective Date and as of the Closing Date as if remade in a separate certificate at that time.
7.4.1    Organization. Buyer is duly organized, validly existing and in good standing under the laws of California and is authorized to do business in the State of California.
7.4.2    Authority. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.
7.4.3    No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.
7.4.4    OFAC Compliance. As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants that: (i) Buyer is not to the knowledge of Buyer, no director, officer, agent, or employee of Buyer is a Prohibited Person; and (ii) Buyer is not in violation of any OFAC rule or regulation in any material respect.
7.4.5    Bankruptcy. Except for matters relating to the jointly administered cases under chapter 11 of title 11 of the United States Code, commenced by PG&E Corporation and Pacific Gas and Electric Company on the January 29, 2019 in the United States Bankruptcy Court for the Northern District of California and currently styled In re PG&E Corporation and Pacific Gas and Electric Company, Ch. 11 Case No. 19-30088 (DM) (Jointly Administered), to the extent still in effect, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Buyer’s knowledge, threatened against Buyer, nor are any of such proceedings contemplated by Buyer.

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ARTICLE 8

DISCLAIMERS; "AS IS" CONVEYANCE; INDEMNIFICATION; DISCHARGE; LIMITATION ON CLAIMS
8.1    Disclaimers. Except for the Seller Liabilities (as defined below), Seller hereby disclaims and shall not be liable for any and all verbal and/or written statements, conversations, representations and information, if any, made or given by Seller, or any other person to Buyer, to any agent or employee of Buyer or to any other person with respect to any aspect or feature of the Property (including, without limitation, any information related to the Property's value, condition, or compliance with laws, the status of permits or approvals, or the existence of any hazardous materials on the Property). Except for the Seller Liabilities, all such statements, conversations, representations and information, if any, are merged into and superseded by this Agreement, and Buyer hereby agrees that Buyer shall not be entitled to rely upon any such statements, conversations, representations or information.
8.2    As-Is Conveyance. Buyer acknowledges that except for Seller Liabilities, neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property, and none of the same shall have any liability with respect to the value, uses, habitability, condition, design, operation, financial condition or prospects, or fitness for purpose or use of the Property, or any part thereof, or any other aspect, portion or component of the Property. Buyer hereby agrees that, upon the Closing Date, except for Seller Liabilities, Buyer shall conclusively be deemed to have accepted the Property in its then existing condition, "AS IS, WHERE IS AND WITH ALL FAULTS" without representation or warranty of any kind or nature whatsoever, and with all faults and problems of any kind and/or nature whatsoever that may then exist, whether the same are of a legal nature, a physical nature, or otherwise. Buyer further acknowledges that such existing conditions, faults, and problems include or may include (by way of illustration only, and without in any way limiting the generality of the foregoing) the following: (a) any possibility that the construction and/or use of the Property may not be in accordance with applicable statutes, ordinances, rules, regulations, building codes, zoning restrictions, master plan restrictions, or administrative or judicial orders or holdings, whether or not appearing in the public records or in material supplied to Buyer by Seller, if any, or otherwise; (b) any possibility that construction defects may exist in the Property; and (c) any possibility that the Property is contaminated with hazardous materials. Further, Buyer shall have no liability for any latent, hidden, or patent defect as to the Property or the failure of the Property, or any part thereof, to comply with any applicable laws and regulations. Except Seller Liabilities, Buyer acknowledges and agrees that the information and materials made available to Buyer under this Agreement (and any other information Buyer may have obtained regarding in any way any of the Property, including without limitation, its operations or its financial history or prospects from Seller or its agents, employees or other representatives but not including information prepared by Seller) is delivered to Buyer as a courtesy, without representation or warranty as to its accuracy or completeness and not as an inducement to acquire the Project; that nothing contained in any deliveries of information shall constitute or be deemed to be a guarantee, representation or warranty, express or implied, in any regard as to any of the Property; and that Buyer shall, at Buyer's sole cost and expense, conduct and rely exclusively upon its own independent investigation and evaluation of the Property and the transaction contemplated by this Agreement.
8.3    Indemnification.
8.3.1    Seller's Indemnification. Seller's obligations pursuant to this Section 8.3.1 shall survive the Closing Date for the Survival Period. From and after Closing, Seller at its sole cost and expense hereby agrees to indemnify, defend (with counsel reasonably acceptable to Buyer), protect and hold harmless Buyer, any successors to Buyer's interest in the Property and

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their respective affiliates, partners, lenders, directors, officers, employees and agents from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and costs of defense and reasonable costs and expenses of all experts and consultants, to the extent arising out of any one or more of the following: (i) any claims arising from a breach of Seller's representations or warranties set forth in this Agreement, (ii) any breach by Seller of an express obligation or covenant of Seller under this Agreement, (iii) any claims arising as a result of Seller's intentional fraud or intentional misrepresentation, (iv) any claims due to Seller actions with respect to, the Property prior to the Closing Date (but excluding lawsuits, actions or proceedings relating to any physical aspect of the Property, including Hazardous Materials, or relating to any actions of Seller required by the terms of the Lease or this Agreement), (vi) for any losses caused by any Compensable Encumbrance that appears on the Title Policy or (vii) any claims resulting from any misstatement contained in any Seller Certificate or any other document delivered by Seller pursuant to the terms of this Agreement (including any document delivered at Closing), it being understood that in no event shall Seller be in breach hereof or incur liability hereunder merely for identifying a change in circumstances from the Execution Date Condition in any Seller Certificate (collectively, “Seller Liabilities”). Notwithstanding the foregoing, unless and to the extent otherwise set forth in Section 9.1.1.3(iii) of this Agreement and Tenant’s corresponding pursuit of allowable claims available pursuant to Section 31 of the Lease (as amended by Section 6.3(a) of the Amendment to Office Lease), in no event shall Seller Liabilities otherwise include, nor shall Seller otherwise be liable to Buyer under this Section 8.3.1 for, any indirect, special, consequential (including lost profits, business valuation losses and/or credit downgrade impacts) or punitive damages arising out of or in connection with this Agreement; provided that the parties agree that this provision shall not exclude any damages reasonably foreseeable from the fact that Buyer intends to purchase the Property for use as its general office headquarters, including all spaces currently leased to third parties other than lost profits, business valuation losses and/or credit downgrade impacts, all of which the parties agree are not reasonably foreseeable.
8.3.2    Buyer's Indemnification. Buyer’s obligations pursuant to this Section 8.3.2 shall survive the Closing Date for the Survival Period. From and after Closing, Buyer, at its sole cost and expense, hereby agrees to indemnify, defend (with counsel reasonably acceptable to Seller), protect and hold harmless Seller, any successors to Seller's interest in the Property and their respective affiliates, partners, lenders, directors, officers, employees and agents from and against any and all and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and costs of defense and reasonable costs and expenses of all experts and consultants arising out of any one or more of the following: (i)  the breach of any covenant of Buyer contained in this Agreement (or in any document delivered at Closing by Buyer), or the inaccuracy of any representation or warranty of Buyer contained in this Agreement (or in any document delivered at Closing by Buyer); or (ii) Buyer's ownership of the Property or the operation of the Property on or after the Closing Date (but excluding lawsuits, actions or proceedings relating to any physical aspect of the Property, including hazardous materials).
8.4    Discharge. Except for Seller Liabilities, Buyer, on behalf of itself and its agents, heirs, successors and assigns, hereby waives, releases, acquits and forever discharges Seller and its employees, officers, directors, managers, members, partners, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (collectively, the "Seller Parties") of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen ("Claims"), which Buyer or any of Buyer's heirs, successors, or assigns now has or which may

EXHIBIT D -21-

arise in the future on account of or in any way related to or in connection with any past, present or future aspect, feature, characteristic, circumstance or condition arising out of or in connection with the Property and Buyer specifically waives the provisions of California Civil Code Section 1542 which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." The provisions of this Section 8.4 shall not, however, release Seller from any of Seller's obligations under the Lease, this Agreement (including any breach of Seller’s covenants, representations and warranties set forth herein) or any documents delivered by Seller at Closing (including any breach of Seller’s covenants, representations and warranties set forth therein) nor from any fraud or intentional misrepresentation.
Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the Closing, that Buyer understands that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Buyer further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and all other Seller Parties from any such unknown Claims.
Notwithstanding anything to the contrary set forth in this Section 8.4, the foregoing release is not intended to and does not cover any Seller Liabilities.
Seller Initials: __________ Buyer Initials: _________________
The provisions of this Section 8.4 shall survive Closing.
ARTICLE 9

DEFAULT, TERMINATION AND REMEDIES
9.1    Buyer Remedies.
9.1.1    Failure of Buyer’s Conditions. If Closing does not occur as a direct result of a failure of a Buyer’s Condition (as opposed to any other reason), Buyer shall have the following remedies (it being expressly acknowledged and agreed by Seller and Buyer that if the Buyer’s Conditions are satisfied and the Closing does not otherwise occur, the following do not apply):
9.1.1.1    Specific Performance. Bring an action against Seller for specific performance; provided that if Buyer elects the remedy in this Section 9.1.1.1, then Buyer must commence and file such specific performance action in the appropriate court not later than one hundred eighty (180) days following the Closing Date; or
9.1.1.2    Waive and Close. Waive the Buyer’s Condition and close Escrow in accordance with this Agreement, in which case Seller shall indemnify Buyer for any Seller Liabilities in accordance with Section 8.3.1; or
9.1.1.3    Terminate. Terminate this Agreement by delivering written notice to Seller and to Escrow Holder, in which event (i) Seller shall pay any Escrow cancellation fees or charges, (ii) Seller shall immediately return the Deposit to Buyer, (iii) the Lease (as amended) shall remain in full force and effect, and (iii) pursuing the remedies available under Section 31 of the Lease, as amended by Section 6.3(a) of the Amendment to Office Lease.

EXHIBIT D -22-

9.2    Seller’s Remedies. If the Second Deposit is not deposited into Escrow by the Second Deposit Date or Closing does not occur as a result of any reason other than a failure of a Buyer’s Condition, Seller shall have the following remedies, to the extent available:
9.2.1    Waive and Close. Waive the Seller’s Condition and close Escrow in accordance with this Agreement; or
9.2.2    Terminate. Terminate this Agreement by delivery of written notice to Buyer and Escrow Holder, in which event (i) Seller and Buyer shall each pay one-half (½) of any Escrow cancellation fees or charges (unless such failure is due to Buyer's breach of this Agreement, in which event Buyer shall pay all Escrow cancellation fees and charges), (ii) Seller shall retain the Deposit (or so much of the Deposit as has been deposited by Buyer to Escrow Holder as of the date of termination of this Agreement), (iii) except for any indemnity and confidentiality obligations and any other provisions under this Agreement or the Lease which expressly survive termination of the Agreement (including the remedies under Section 9.2.3 for Liquidated Damages), the parties shall have no further rights or obligations to one another under this Agreement, and (iv) the Lease shall remain in full force and effect.
9.2.3    Liquidated Damages. THE PARTIES HAVE DETERMINED THAT IF THE TRANSACTION FAILS TO CLOSE AS A RESULT OF BUYER’S BREACH OF THIS AGREEMENT, THE DAMAGES TO SELLER WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S OBLIGATIONS UNDER ANY INDEMNITY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. IN ADDITION, BUYER WISHES TO LIMIT ITS LIABILITY IN THE EVENT OF ITS BREACH OF THIS AGREEMENT AND FAILURE TO PURCHASE THE PROPERTY, AND SELLER HAS AGREED TO A LIMITATION. THE PARTIES THUS AGREE THAT SHOULD BUYER BREACH THIS AGREEMENT AND REFUSE OR FAIL TO PURCHASE THE PROPERTY AS CONTEMPLATED HEREIN, THE SOLE AND EXCLUSIVE REMEDY OF SELLER SHALL BE TO RETAIN THE AMOUNT OF THE DEPOSIT ("LIQUIDATED AMOUNT"), SELLER SHALL BE DEEMED TO HAVE ABSOLUTELY WAIVED ALL OTHER REMEDIES AT LAW OR IN EQUITY WHICH IT MAY HAVE RELATED TO SUCH REFUSAL OR FAILURE OF BUYER TO CLOSE (INCLUDING, WITHOUT LIMITATION, THE REMEDIES OF SPECIFIC PERFORMANCE AND DAMAGES) EXCEPT FOR REMEDIES IN CONNECTION WITH ANY INDEMNITY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGE PROVISION CONTAINED IN THIS SECTION.
____________                ____________
Seller's Initials                    Buyer's Initials

9.3    Liquidates Damages Analysis. The parties hereby acknowledge and agree that they have considered numerous factors in calculating the Liquidated Amount. These include, without limitation, the following:
9.3.1    The parties have assumed that inflation may prove more persistent than financial markets currently expect, leading the Federal Reserve to push short-term interest rates

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higher, and keep them higher longer, than currently expected.  While the Federal Reserve’s current “terminal” value for short (Fed funds) rates is about 5.25%, the Federal Reserve has made it clear that its actions depend on evolving inflation data, as they have over the last 18 months, a period over which the expected “terminal” rate has continued to increase.  As shown by the currently inverted yield curve (short rates higher than long rates), financial markets currently expect inflation to be tamed relatively soon (over the course of 2024-2025).  If inflation proves unexpectedly stubborn, however, it is reasonable to expect that long rates (such as the 10-Year Treasury yield, which the Fed does not control directly), may rise, perhaps substantially.   In this event, the U.S. economy may see both short and long rates on government borrowings (i.e., the “risk-free rate”) of 6% or even higher.   The parties note that in the early 1980s the 10-Year yield reached levels above 15%.
9.3.2    The price of risky assets reflects a yield premium vs. the risk free rate.  In the case of non-investment-grade credit (of which Buyer is an example), this yield spread has historically ranged from 4%-6% (400-600 basis points) over the 10-Year Treasury yield.  Thus, depending on the course of inflation, the required yield for holding debt of Buyer could foreseeably reach 10-12% or more (6% Treasury yield, plus 400-600 basis points of spread).  Many factors may influence the required spread for non-investment-grade debt vs. the risk free rate, and include anything that would make the global capital markets more or less pessimistic, aside from inflation itself.  These factors can be general: a persistent, perhaps escalated, war in Ukraine; a new conflict (whether hot or cold) between the U.S. and China over Taiwan; sovereign debt defaults in the era of higher rates; a belligerent Iran crossing the nuclear threshold and disrupting oil supplies, etc.
9.3.3    Specific factors relating to Buyer may impact the required yield on Buyer’s debt, most prominently a degradation of Buyer’s financial condition due to liability for damage from purportedly Buyer-caused wildfires in California.  If, when the time comes, the financial markets view Buyer’s credit unfavorably against a backdrop of wider capital markets distress, the yield on Buyer’s debt could conceivably be well in excess of 12%.   In mid-2025, the point at which Buyer may have elected not to close on its purchase of the Property, the Lease will have approximately 32 years of term remaining.  As such, prospective third party purchasers will generally underwrite the Property as an investment in Buyer’s credit (as compared to an investment into a commercial office building per se).  In this case, the required going-in yield (“cap rate”) for such third party purchaser is likely to be similar to the required yield for purchasing long-dated debt of Buyer, which as noted above, could foreseeably be 10-12% or more, under a reasonable “downside” scenario.   If Seller were then able to sell the Property for $506 million (i.e., the Purchase Price minus the Liquidated Amount), this would equate to a cap rate of approximately 11.5% on estimated forward Net Operating Income of $58.4 million, well within the potential range of outcomes in a downside scenario.  This supports the Deposit being a reasonable figure for liquidated damages.
9.3.4    Conditions in the market for commercial real estate (CRE) may further increase (i.e., worsen) the required yield for a purchaser of a Buyer-leased asset.  Currently, the market for large office buildings in the United States is largely shuttered, with few transactions occurring.  It is conceivable that this will still be the case in mid-2025, when the sale of the Property to Buyer would otherwise close.  Even despite an historically attractive going-in yield (which is the direct result of above-market investments made by Seller in the Property for the benefit of Buyer), there may still be no competitive market for a 910,000 square foot office building in Oakland, California.  Seller may find itself only able to sell for roughly $550 per square foot (the approximate average for Oakland office transactions in 2018-2020 pre Covid), meaning Seller would be receiving no recognition for the above-market investments it made into Buyer’s premises.  This would equate to roughly $500 million, or $406 million less than the agreed-upon price.  This also supports the Deposit being a reasonable figure for liquidated damages.

EXHIBIT D -24-

9.4    Seller's Liability. Following the Closing Date until the expiration of the Survival Period, Seller shall retain liquid assets in excess of the greater of (i) Twenty-Eight Million Five Hundred Thousand Dollars and 00/100 ($28,500,000.00), or (ii) the amount of any known Seller Liabilities as of the Closing Date plus Thirteen Million Five Hundred Thousand Dollars and 00/100 ($13,500,000.00); provided, however, if Buyer notifies Seller, in writing and in reasonable detail, during the Survival Period of any pending claim against Seller, then Seller shall retain liquid assets in excess of total amount of such claim until such claim is resolved. From time to time following the Closing Date, Seller shall provide reasonable proof of funds evidencing compliance with this Section, upon the reasonable request of Buyer. The provisions of this Section 9.4 shall survive the Close of Escrow and shall not be merged with the Deed.
9.5    Termination in the Event of a Full Taking. If, before the Closing Date, all of the Property is taken by exercise of the power of eminent domain (a “Full Taking”), this agreement shall automatically terminate and Buyer shall be entitled to a full return of the Deposit hereunder; provided, however, Seller shall not be required to return the Deposit to Buyer until (i) Seller receives the condemnation award for such Full Taking, or (ii) in the reasonable opinion of Buyer, Seller is no longer diligently pursuing the receipt of the condemnation award for such Full Taking, in which event Buyer shall provide a written demand to Seller and, five (5) business days following Seller’s receipt thereof, Seller shall be required to return the Deposit to Buyer. This Section 9.5 shall survive termination of this Agreement.
ARTICLE 10

MISCELLANEOUS
10.1    Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to the parties at the appropriate addresses set forth below, or to such other place as the parties may, respectively, from time to time designate in a Notice to the other party hereto. Any Notice will be deemed given (i) the date the overnight courier delivery is made or refused, or (ii) the date personal delivery is made or refused.
10.1.1    The address of Seller is:
BA2 300 LAKESIDE LLC
c/o TMG Partners
100 Bush Street, 26th Floor
San Francisco, California 94104
Attn: [***]
With a copy to:
BA2 300 LAKESIDE LLC
c/o TMG Partners
100 Bush Street, 26th Floor
San Francisco, California 94104
Attn: [***]
10.1.2    The address of Buyer is:

If by Certified, registered mail:

EXHIBIT D -25-

Pacific Gas & Electric Company
Corporate Real Estate Transactions Department
P.O. Box 770000
San Francisco, CA 94177-0001

With a copy to:
Pacific Gas & Electric Company
Law Department
P.O. Box 1018
Oakland CA 94512-9991
Re: Real Estate Matter

With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention: Rachel B. Horsch, Esq.
Telephone: (415) 983-1193
Facsimile: (415) 983-1200
Email: rachel.horsch@pillsburylaw.com

If by Personal Delivery/Courier:

Pacific Gas & Electric Company
Attn: Corporate Real Estate Transactions Department
300 Lakeside Drive, 18th Floor
Oakland, CA 94612-3534

With a copy to:
Pacific Gas & Electric Company
Attn: Law Department
300 Lakeside Drive, 19th Floor
Oakland, CA 94612-3534
Re: Real Estate Matter

With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention: Rachel B. Horsch, Esq.
Telephone: (415) 983-1193
Facsimile: (415) 983-1200
Email: rachel.horsch@pillsburylaw.com
10.2    Broker. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. If any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

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10.3    Assignment. Buyer shall have no right to assign this Agreement, without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, except to an entity as permitted under Section 17.9 of the Lease.
10.4    Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
10.5    Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.
10.6    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.
10.7    Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action, suit or arbitration proceeding, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom. The terms of this Section 10.7 shall survive the Closing and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow.
10.8    Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.
10.9    Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable default under this Agreement by the party so failing to perform.
10.10    Construction. Headings at the beginning of each Section and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Sections and subparagraphs are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. As used herein, "business day" shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State of California. If the date on which Buyer or Seller is required to take any action under the terms of this Agreement occurs on a non-business day, then, the action shall be taken on the next succeeding business day.

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10.11    Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.
10.12    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.
10.13    No Joint Venture. This Agreement shall not create a partnership or joint venture relationship between Buyer and Seller.
10.14    Confidentiality. Each party hereto agrees to maintain in confidence, unless otherwise required by applicable law to disclose, all materials and information received from the other party or otherwise regarding or relating to the Premises and the other matters which are the subject of this Agreement. Seller and Buyer agree that neither of them, without the prior written consent of the other party, shall publicly or privately reveal any information relating to the existence of terms and conditions of the transactions contemplated hereby, except as permitted below in this Section 10.14 or except as such information has already been publicly disclosed. The foregoing shall not preclude Buyer from making customary disclosures on investor/earnings calls or meetings or earnings releases. Seller and Buyer further agree that nothing in this Section 10.14 shall prevent either of them from disclosing or accessing any information otherwise deemed confidential under this Section 10.14 to its respective investors, agents, employees, counsel, partners (and prospective partners), lenders (and prospective lenders), and brokers. Furthermore, any disclosure by either party to a third party pursuant to the foregoing sentence prior to the Closing Date shall indicate that the information is confidential and should be so treated by the third party. Notwithstanding anything to the contrary or otherwise set forth herein, the parties hereto being aware that the securities of Buyer are traded on the New York Stock Exchange, acknowledges that Buyer may be compelled by legal requirements to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof. Buyer agrees to send a copy of such press release directly to Seller prior to its release. Seller consents to the dissemination of such press release and to all such additional statements and disclosures Buyer may reasonably make in responding to inquiries arising as a result of any such press release. Notwithstanding any other provision of this Agreement, the provisions of this Section 10.14 shall survive the Closing Date.
10.15    Required Actions of Buyer and Seller. Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.
10.16    Section 1031 Exchange. Buyer and Seller may consummate the purchase and or sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to Section 1031 of the Code, provided that: (i) the Closing shall not be delayed or adversely affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to any obligations under this Agreement, (ii) the Exchange shall be effected through a qualified intermediary, and neither Buyer nor Seller shall be required to take an assignment of this Agreement or hold title to any real property for purposes of consummation the Exchange, and (iii) the party making the Exchange shall pay any additional costs that would not otherwise have been incurred by the other had the Exchange not been made. The terms of this Section 10.16 shall not affect or diminish the rights of either party hereto, and neither party shall be deemed to have warranted that the Exchange complies with Section 1031 of the Code.

EXHIBIT D -28-

10.17    Mandatory Negotiation and Mediation.
10.17.1    Except as provided in Section 10.17.2 below, Buyer and Seller agree to first negotiate and then mediate with respect to any claim or dispute arising out of or relating to this Agreement, before resorting to court action. Either party may initiate settlement negotiations by providing written notice to the other party, setting forth the subject of the claim or dispute. Buyer and Seller agree to cooperate in scheduling negotiations and to participate in the settlement negotiations in good faith. If Buyer and Seller fail to settle such claim or dispute within thirty (30) days after the date of mailing of the notice initiating settlement negotiations or within such additional time period as the parties may agree in writing, the parties agree to submit the matter to JAMS for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the claim or dispute and the relief requested. Except as provided herein or by written Lease of the parties, the mediation shall be conducted in San Francisco pursuant to the JAMS rules. The parties will cooperate in selecting a mediator from the JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties agree to participate in the mediation in good faith, and to share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by either of the parties, their employees, agents, experts and attorneys, and by the mediator and any other JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If JAMS should no longer exist at the time the claim or dispute arises, the matter shall be submitted to its successor entity, or if there is no such successor entity, to the American Arbitration Association or other similar organization mutually agreed upon by the parties, and except as provided herein or by mutual Lease of the parties, the mediation rules of such successor or alternate organization shall apply. Except as may be expressly set forth in any written settlement agreement, should the matter be settled by negotiation or mediation prior to commencing court action, each party shall pay its own attorneys' fees and costs. Except as provided in Section 10.17.2, neither party may commence an action arising out of or relating to this Agreement until expiration of the negotiation period and completion of the initial mediation session in accordance with this Section 10.17. If either party commences an action with respect to a claim or dispute covered by this Section 10.17 without first attempting to resolve the matter through negotiation and mediation, or refuses to negotiate or mediate after a request has been made, then that party shall not be entitled to recover attorneys' fees and costs, even if such fees and costs would otherwise be available to that party in such action.
10.17.2    Either party may seek equitable relief to preserve the status quo prior to participating in the negotiation and mediation proceedings required pursuant to this Section 10.17. In addition, the following matters are excluded from mandatory negotiation and mediation hereunder any matter that is within the jurisdiction of probate, small claims, or bankruptcy court.
10.17.3    The provisions of this Section 10.17 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all fees and costs, including reasonable attorneys' fees, to be paid by the party against which enforcement is ordered. The covenants of Buyer and Seller contained in this Section 10.17 shall survive the termination of this Agreement.
10.17.4    Nothing contained herein shall enable either party to compel the other party to submit any dispute to arbitration and neither party shall be required to submit a dispute to arbitration prior to commencing an action with respect to a claim or dispute covered by this Section 10.17 so long as such party first complies with terms and conditions of this Section 10.17.

EXHIBIT D -29-

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT D -30-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

"BUYER" PACIFIC GAS AND ELECTRIC COMPANY, a California corporation By: Name: Its:	"SELLER" BA2 300 LAKESIDE LLC, a Delaware limited liability company By: Name: Its:

"ESCROW HOLDER"
FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Its:
Date:

EXHIBIT D -31-

EXHIBIT A
LEGAL DESCRIPTION

Real property in the City of Oakland, County of Alameda, State of California, described as follows:

LOT 2, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP NO. 11132", RECORDED FEBRUARY 06, 2023 IN BOOK 356 OF PARCEL MAPS, PAGES 80 THROUGH 82, RECORDS OF SAID COUNTY.

EXHIBIT D -32-

EXHIBIT B
BUYER’S EFFECTIVE DATE PROFORMA
[ATTACHED]

EXHIBIT D -33-

EXHIBIT B-1
ADDITIONAL PERMITTED EXCEPTIONS
(TO THE EXTENT NOT INCLUDED ON BUYER’S EFFECTIVE DATE PROFORMA)

1.    The C-Pace Loan.

EXHIBIT D -34-

EXHIBIT C
AGREED CONTRACTS

1.    Elevator (Mitsubishi)
2.    Ethernet (Mitel)
3.    Verizon Wireless

EXHIBIT D -35-

EXHIBIT D
FORM OF SELLER CERTIFICATE

[PG&E]

Re:        300 Lakeside Drive, Oakland, California (the “Property”)
Ladies and Gentlemen:
Reference is made to that certain Office Lease, dated [        ] (the “Lease”), by and between Pacific Gas and Electric Company, a California corporation (“PG&E”), and BA2 300 LAKESIDE LLC, a Delaware limited liability company (“TMG”); and to that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated [        ], by and between PG&E and TMG (the “Purchase Agreement”).
Pursuant to Section 5.5.1 of the Purchase Agreement, TMG hereby certifies that, as of the date of this Seller Certificate, to the knowledge of TMG:
1.    The List of Contracts attached hereto as Exhibit 1 is a true and correct list of all material written contracts or material written agreements that are binding on the Property to which TMG is a party or by which it is bound that are currently in effect, relating to operations, leasing, construction, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, or any equipment leases; it being understood for purposes hereof that any agreement or contract that is not terminable on thirty (30) days’ notice without penalty shall be considered material. The List of Contracts does not include any contracts or agreements that will terminate before close of escrow of the sale of the Property to PG&E, including, without limitation, any agreements between TMG and any affiliate of TMG, and also does not include insurance or contracts for the engagement of attorneys, accountants, brokers (only to the extent such agreements are not related to any disposition or lease of the Property), surveyors, title companies, environmental consultants, or appraisers.
2.    The List of Leases attached hereto as Exhibit 2, is a true and correct list of all leases, guarantees, extensions, renewals, amendments, assignments, consents, and approvals for the use, possession, or occupancy of any portion of the Property (each, a “Property Lease”), to which TMG is a party.
3.    Except as is listed on Exhibit 3 hereto:
a.    Except as may relate to the Lease, TMG has not received or sent any written notice of default under any Property Lease or contract, and all leasing commissions due and payable and tenant improvement allowances or landlord work with respect to the current unexpired term of each Property Lease, have been paid in full.
b.    TMG has not received written notice of any action, suit or proceeding before any judicial or quasi-judicial body, against or affecting all or any portion of the Property.
c.    TMG has not received any written condemnation notice from a governmental or quasi-governmental entity, authority, body or agency with respect to all or part of the Property.
d.    TMG has not granted to any person any option or other right to purchase the Property, other than pursuant to the Lease.

EXHIBIT D -36-

e.    TMG has not received any written notice that any part of the Property is in violation or breach of, or material default under, any law, ordinance, judgment, order, or decree that is applicable to the Property or any agreement to which TMG is a party or by which TMG or the Property is bound, and no claim based on any such violation, breach, or default has been filed with a court or administrative body or is being threatened.
f.    TMG has not received any written notice that any governmental or quasi-governmental entity, authority, body or agency has requested in writing or required in writing TMG or any person occupying the Property to take any remedial or corrective action under any environmental laws with respect to any Hazardous Materials (as such term is defined in the Lease) on or under the Property.
g.    TMG has not received any written notice that any governmental or quasi-governmental entity, authority, body or agency having jurisdiction over the Property has, in writing, requested or required that any work or repairs be done at or to the Property, which work or repairs has not been completed.
h.    TMG has not caused the generation, use, treatment, storage or disposal on or near the Property of any Hazardous Materials (as such term is defined in the Lease).
When used herein, the phrase “to the knowledge of TMG” shall mean and refer to the actual knowledge, with no obligation of inquiry, of any of (i) Matt Field, (ii) Lynn Tolin, or (ii) any other individuals who may later fulfill the management duties of Matt Field or Lynn Tolin with respect to the Property.

Very truly yours,

BA2 300 LAKESIDE LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D -37-

Exhibit 1 to Seller Certificate
List of Contracts

[To be inserted]

EXHIBIT D -38-

Exhibit 2 to Seller Certificate
List of Leases

[To be inserted]

EXHIBIT D -39-

Exhibit 3 to Seller Certificate
List of Disclosures

[To be inserted]

EXHIBIT D -40-

EXHIBIT E
FORM OF TENANT ESTOPPEL

[Name of Landlord]
c/o TMG Partners
100 Bush Street, Suite 2600
San Francisco, CA 94104
Attn: Lynn Tolin
Re:    Lease agreement, dated _________ __, 20__, together with all amendments and modifications thereto as listed in Exhibit A attached hereto (collectively, referred to herein as the “Lease”), by and between ___________________ (“Landlord”) and __________________ (“Tenant”)
Ladies and Gentlemen:
Tenant has been informed of a pending [sale] [financing] of the project commonly known as 300 Lakeside Drive, Oakland, CA (the “Property”). For valuable consideration, receipt of which is hereby acknowledged, and for the purposes of providing information to              and its successors and assigns (collectively, “Buyer”), and to the lenders or potential lenders to any of the foregoing and their successors and assigns (collectively, “Lender”), and to Landlord, regarding the premises leased by Tenant pursuant to the Lease (the “Premises”), which contains approximately ___ rentable square feet and is commonly identified as Suite _____, Tenant does hereby certify and agree that:
1.    The Lease is in full force and effect and has not been amended or modified, either orally or in writing, except as specified in Exhibit 1 to this Estoppel Certificate. The Lease represents the entire agreement between the parties thereto regarding the Premises.
2.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant. All reimbursements and allowances due to Tenant under the Lease in connection with such work have been paid in full.
3.    The Commencement Date is _______________. The Expiration Date (or Termination Date) is __________. Tenant has no option to extend the Lease Term, except as follows: [if none state NONE] ______________________________.
4.     Tenant does not have an option or preferential right to lease additional space on the Property except as follows: [if none state NONE] ___________________________________.
5.    The currently monthly installment of Base Rent is $________. All monthly installments of Base Rent have been paid through _________________.
6.    The current monthly installment of [Additional Rent] [Direct Expenses] is $________. All monthly installments of [Additional Rent] [Direct Expenses] have been paid through _____________.

EXHIBIT D -41-

7.    Tenant has not paid any rent more than thirty (30) days in advance. Tenant has made a [cash security deposit] [security deposit in the form of a letter of credit] in the amount of $______.
8.    To Tenant’s knowledge, Landlord is not in default under any terms of the Lease, and Tenant has not delivered a notice of default to Landlord. Tenant has no existing offsets or defenses or counterclaims against Landlord under the Lease nor is Tenant entitled to any concession, rebate, allowance, free rent period or other rental abatement.
9.    Tenant is not in default under the Lease and Tenant has not received any notice of default under the Lease from Landlord.
10.    Tenant does not have any option or other preferential right to purchase all or any part of the Property, except as follows: [if none state NONE] ____________________________.
11.    Tenant is the actual occupant in possession and has not assigned, transferred or sublet all or any part of the Premises (whether orally or in writing), or entered into any agreements, whether oral or written, by which any third parties have any rights to use and/or occupy all or any portion of the Premises, except for the following:
12.    There are no actions pending against Tenant under bankruptcy or similar laws of the United States or any state.
13.    Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Buyer and/or Lender and each of them shall be entitled to rely upon the statements contained herein in acquiring the Property or making a loan in connection therewith, and Tenant understands that receipt by any of them of this Estoppel Certificate is a condition to acquiring the Property or making a loan in connection therewith.
[Signature Page Follows]

EXHIBIT D -42-

TENANT:

____________________________,
a ___________________________

By:     __________________________
Name:     __________________________
Title:    __________________________
Dated: ______________, 20__
[IF APPLICABLE:] The undersigned, being the guarantor or other surety of the obligations of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor or other surety of such obligations and affirms that such obligations are binding and enforceable against the undersigned and that the guaranty set forth in, attached to or entered into in connection with the Lease is in full force and effect in accordance with its terms as of the date hereof.
By: __________________________
Name: ________________________
Title: _________________________
Dated: ______________, 20__

EXHIBIT D -43-

Exhibit 1 to Estoppel Certificate
List of Lease Documents and Amendments

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EXHIBIT F
FORM OF GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL AND MAIL TAX STATEMENTS TO: Attention:
(Space above this line for Recorder’s use)
Documentary Transfer Tax: $_________________. [NOTE: add "(signature of declarant or agent determining tax)" if required by county]
    Computed on full value of property conveyed, or
    Computed on full value less liens and encumbrances remaining at time of sale
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, [LANDLORD], a Delaware limited liability company ("Grantor"), hereby grants to [______________], a [_________________] ("Grantee"), all that certain real property in the City of Oakland, County of Alameda, State of California, described on Schedule 1 attached hereto and made a part hereof, together with any and all structures and improvements located thereon, all of Grantor's right, title and interest in and to the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances to the extent belonging or appertaining to the real property or such structures and improvements (collectively, the "Property"), subject to (a) all title matters of record and (b) all title matters relating to the Property that are discoverable by means of an accurate survey or inspection of the Property.
[remainder of page intentionally left blank; signature page follows]

EXHIBIT D -45-

IN WITNESS WHEREOF, the Grantor has caused its name to be hereunto subscribed as of ______________________________, 20__.

GRANTOR:    a Delaware limited liability company
By:
Name:
Title:

EXHIBIT D -46-

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California    )
County of ______________________    )
On _________________________, before me,     ,
    (insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

EXHIBIT D -47-

SCHEDULE "1" to EXHIBIT F
LEGAL DESCRIPTION OF PROPERTY

Real property in the City of Oakland, County of Alameda, State of California, described as follows:

LOT 2, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP NO. 11132", RECORDED FEBRUARY 06, 2023 IN BOOK 356 OF PARCEL MAPS, PAGES 80 THROUGH 82, RECORDS OF SAID COUNTY.

EXHIBIT D -48-

EXHIBIT G
FORM OF OWNER’S AFFIDAVIT

The undersigned hereby certifies to First American Title Insurance Company (the “Title Company”) that, to the undersigned’s knowledge:
1.    The undersigned is the owner (the “Owner”) of the “Subject Property” (which, as used herein, means the improved real property [located at _____________________], more particularly described in Exhibit A attached hereto. However, the foregoing statement as to Owner’s ownership of the Subject Property is based upon First American Title Insurance Company Owner’s Policy No. ______________________, dated as of ___________, and the fact that the Owner has not transferred fee title to the Subject Property since the date of such policy.
2.    Except as otherwise set forth on Exhibit C attached hereto, to the knowledge of the undersigned, no work of improvement has been performed at the Subject Property during the 120 day period prior to the date hereof, and there are no past due bills for the performance of labor at, or the provision of materials or supplies for, the Subject Property performed or provided at the written request of the undersigned.
3.    There are no leases or other rental or possession agreements (collectively, “Leases”) covering the Subject Property, except for those Leases listed on Exhibit B attached hereto; provided, however, Owner makes no certification about subleases or other sharing arrangements affecting the Subject Property to which Owner is not a party. The undersigned has not entered into any options to purchase the Subject Property or rights of first refusal to purchase the Subject Property either pursuant to written leases or by separate agreements.
4.    Except for the Leases listed on Exhibit B attached hereto, the undersigned has not executed any easements or other agreements, whether recorded or unrecorded, by which any other person or entity has been granted a right to use or occupy any portion of the Subject Property.
The undersigned makes these statements for the purpose of inducing the Title Company to issue an owner’s title policy with certain endorsements in connection with the sale of the Subject Property by Owner to ________________________ .
Any statement “to the undersigned’s knowledge” (or similar phrase) shall mean that the undersigned Owner has no knowledge that such statement is untrue (and, for this purpose, the undersigned’s knowledge shall mean the present actual knowledge (excluding constructive or imputed knowledge) of ___________ and ________________of [TMG Partners], but such individuals shall not have any liability in connection herewith. Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this Certificate shall survive until that date that is one (1) year after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation in the [City and County of San Francisco, California]) shall terminate; and (2) to the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the undersigned shall have no liability with respect to the same. Without limitation on item (2) above, Title Company shall be deemed to have knowledge of any matters of record.
Neither the person signing this document on behalf of Owner nor any present or future member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, direct or indirect partner or agent of Owner, shall have any personal liability, directly or indirectly, under or in connection with this Owner’s Affidavit; and the Title Company and its successors and assigns and co-insurers, and, without limitation, all other persons and entities, shall look solely to Owner for the payment of any claim or for any performance; and the Title Company hereby

EXHIBIT D -49-

waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to the undersigned provided by law or by any other contract, agreement or instrument.
This Owner’s Affidavit is dated as of __________________.
OWNER:

EXHIBIT D -50-

EXHIBIT A
LEGAL DESCRIPTION OF SUBJECT PROPERTY
Real property in the City of Oakland, County of Alameda, State of California, described as follows:

LOT 2, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP NO. 11132", RECORDED FEBRUARY 06, 2023 IN BOOK 356 OF PARCEL MAPS, PAGES 80 THROUGH 82, RECORDS OF SAID COUNTY.

EXHIBIT D -51-

EXHIBIT B
LEASES AND LICENSE AGREEMENTS
[see attached]

EXHIBIT D -52-

EXHIBIT C
DESCRIPTION OF WORK COMPLETED IN THE PAST 120 DAYS
[see attached]

EXHIBIT D -53-

EXHIBIT H

FORM OF ASSIGNMENT OF LEASES AND CONTRACTS

THIS ASSIGNMENT OF LEASES AND CONTRACTS (this “Assignment”), made as of ___________, ___, by and between ________________, a ________________ (“Seller”), and _________________, a ___________________ (“Buyer”),
W I T N E S S E T H:
For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1.    Assignment and Assumption of Leases.

(a)    Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements (the “Leases”) described in Exhibit 1 attached hereto and made a part hereof.

(b)    Buyer hereby accepts the foregoing assignment, and assumes, agrees to perform all of the covenants and agreements in the Leases to be performed by the landlord thereunder.

2.    Assignment and Assumption of Contracts.
(a)    Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the contracts (the “Contracts”) described in Exhibit 2 attached hereto and made a part hereof and all warranties, guarantees, building permits, certificates of occupancy, and other certificates, permits, licenses and approvals associated with the property described in Exhibit 2 (to the extent assignable).
(b)    Buyer hereby accepts the foregoing assignment, assumes and agrees to perform all of the covenants and agreements in the Contracts to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment.
3.    Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.
4.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.
5.    Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.
6.    Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.
[Signatures appear on next page]

EXHIBIT D -54-

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

BUYER:

EXHIBIT D -55-

EXHIBIT I
FORM OF BILL OF SALE

For valuable consideration, receipt of which is acknowledged, ________________, a _________________ (“Seller”), hereby sells, assigns, transfers and delivers to ________________, a _________________ (“Buyer”), all of the personal property, tangible or intangible, owned by Seller and relating to or used in connection with the operation of the real property described on Exhibit 1 attached hereto, but excluding those items described in Exhibit 2 attached hereto (the “Personal Property”).
SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT HAS BECOME ANY BASIS OF THIS BARGAIN, AND FURTHER, SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT WOULD CONFORM TO ANY SUCH AFFIRMATION OR PROMISE. SELLER DISCLAIMS ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE WHATEVER WITH RESPECT TO THE PERSONAL PROPERTY. THE PERSONAL PROPERTY IS SOLD ON AN “AS IS” BASIS.
Dated: ________________, 20__.

[Signature page follows]

EXHIBIT D -56-

SELLER:
[INSERT]
a Delaware limited liability company
By:
Name:
Its:

EXHIBIT D -57-

Exhibit 1

Description of Real Property

[to be attached]

EXHIBIT D -58-

Exhibit 2

Excluded Property

[to be attached]

EXHIBIT D -59-

TABLE OF CONTENTS
Page
ARTICLE 1    SUMMARY OF BASIC TERMS    1
ARTICLE 2    PURCHASE; ESCROW    2
ARTICLE 3    CONDITIONS PRECEDENT TO CLOSING    4
ARTICLE 4    TITLE AND SURVEY    5
ARTICLE 5    COVENANTS    6
ARTICLE 6    CLOSING/ESCROW    9
ARTICLE 7    REPRESENTATIONS AND WARRANTIES    16
ARTICLE 8    DISCLAIMERS; "AS IS" CONVEYANCE; INDEMNIFICATION; DISCHARGE; LIMITATION ON CLAIMS    19
ARTICLE 9    DEFAULT, TERMINATION AND REMEDIES    22
ARTICLE 10    MISCELLANEOUS    25

EXHIBITS:

EXHIBIT A    LEGAL DESCRIPTION
EXHIBIT B    BUYER’S EFFECTIVE DATE PROFORMA
EXHIBIT B-1    ADDITIONAL PERMITTED EXCEPTIONS
EXHIBIT C    AGREED CONTRACTS
EXHIBIT D    FORM OF SELLER CERTIFICATE
EXHIBIT E    FORM OF TENANT ESTOPPEL
EXHIBIT F    FORM OF GRANT DEED
EXHIBIT G    FORM OF OWNER’S AFFIDAVIT
EXHIBIT H    FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
EXHIBIT I    FORM OF BILL OF SALE

EXHIBIT D -60-

INDEX
Page(s)
Additional Rents    15
Advanced Closing Date    3
Agreement    1
Assignment of Leases    10
business day    29
Buyer    1
Buyer Deliveries    11
Buyer’s Conditions    4
Buyer’s Effective Date Proforma    4
Buyer’s Title Policy    4
Casualty    16
City    2
City Franchise Ordinance    8
Claims    22
Close of Escrow    3
Closing    3
Closing Costs    13
Closing Date    2, 3
Closing Statement    12
Code    18
Compensable Exceptions    6
Condition Representations    17
Contracts    7
County    2
C-PACE Loan    4
Cut-off Time    13
Deed    10
Deposit    1
Designated Representatives of Seller    19
Effective Date    1
Effective Date Condition    9
Effective Date Survey    5
Escrow    3
Escrow Holder    1
Exchange    30
FIRPTA Certificate    10
Form 593-C    10
Full Taking    26
Independent Consideration    3
Initial Deposit    1
Lease    1
Liquidated Amount    24
Major Seller Breach    8
Material Economic Impact    8
Notices    26
OFAC    18
Official records    10
PCOR    11
Permitted Exceptions    6
Preliminary Closing Statement    12

EXHIBIT D -61-

Prohibited Exceptions    6
Prohibited Person    18
Property    2
Prorations    13
Purchase Price    1
real estate reporting person    12
Real Property    2
Reproration Outside Date    16
Required Amendments    7
Required Governmental Agreements    8
Second Deposit    1
Second Deposit Date    3
Seller    1
Seller Certificate    9
Seller Deliveries    10
Seller Parties    22
Seller’s Conditions    5
Seller’s Reconciliation    15
State    2
Supplemental Report    5
Survival Period    19
Third Party Leases    2
Title Company    2
To Seller's knowledge    19
Tunnel and Bridge Agreement    9
Tunnel Documents    9
Tunnel Documents Consents    9
Tunnel Holdback Agreement    9
Tunnel Holdback Amount    9

EXHIBIT D -62-

EXHIBIT E
ARTICLE 12: DAMAGE OR DESTRUCTION

12.1    Obligation to Repair. If during the Escrow Period, the Premises, or any other portion of the Building necessary for Tenant’s ultimate use and occupancy of the ultimate Premises are damaged or destroyed by Casualty, then, subject to Landlord’s Lender’s rights and approval rights regarding the use of the insurance proceeds, if Landlord receives insurance proceeds on account of the Casualty sufficient for such purpose (so long as Landlord was carrying at a minimum required insurance hereunder this Lease (without considering any deductibles)), or alternatively, if the Landlord does not receive sufficient insurance proceeds but, at Tenant’s election, Tenant pays any required shortfall necessary in order to complete the remediation, then, if requested by Tenant and at Tenant’s direction (subject to Landlord’s commercially reasonable approval), Landlord shall promptly proceed to repair such damage as directed by Tenant (and commercially reasonably approved by Landlord) and subject to then applicable Requirements. Notwithstanding anything contained herein to the contrary, if during the Escrow Period, the Premises, or any other portion of the Building necessary for Tenant’s ultimate use and occupancy of the ultimate Premises are damaged or destroyed by Casualty, this Lease shall remain in full force and effect and Base Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord or would have been compensated for and recoverable had Landlord maintained the required insurance under the Lease.
12.2    Obligation to Repair. Notwithstanding anything to the contrary in the Lease, neither Landlord nor Tenant shall have the right to terminate the Lease or to accelerate the Closing due to any Casualty, but, at Closing, Landlord shall assign to Tenant any and all rights to receive any unpaid insurance proceeds with respect to such Casualty (excluding rental interruption insurance for periods prior to the Closing Date).
12.3    Cost of Repairs. Subject to the provisions of this Article 12, Landlord shall repair the Building and all improvements in the Premises, other than Alterations. Tenant shall pay the cost to repair Alterations. Tenant shall be responsible to replace or repair, at Tenant’s cost and expense, Tenant’s furniture, equipment, trade fixtures and other personal property in the Premises. Tenant shall be responsible for insuring one hundred percent (100%) of the cost of repair and replacement under this Section 12.3 and shall provide evidence of such insurance to Landlord upon request from Landlord.
12.4    Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4), providing for the termination of a lease upon destruction of the leased property.

EXHIBIT E -1-

EXHIBIT F
ARTICLE 13: EMINENT DOMAIN
13.1    Effect of Taking of Part of the Premises. If during the Escrow Period, any part of the Premises (but less than all of the Premises) is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall remain in full force and effect as if no such taking has occurred; provided, however that Base Rent shall be reduced as of the effective date of the condemnation in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises.
13.2    Effect of Taking of All of the Premises. If all of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain, this Lease shall terminate in its entirety as of the effective date of such taking and the applicable terms and conditions of the Definitive PSA shall control with regard to the rights and obligations of Landlord, as seller, and Tenant, as purchaser, with regard to their being entitled to all or any portion of any condemnation award, either directly or pursuant to a credit to be applied against the Purchase Price.
13.3    Notice to Tenant. Landlord shall give notice to Tenant reasonably promptly after Landlord’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.
13.4    Condemnation Proceeds. In the event of a total taking referenced in Section 13.2, above, all compensation awarded or received in connection with a taking shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the “bonus value” represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Term of this Lease, (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, (iii) the value of any trade fixtures, and (iv) the value of any and all other items and categories of property for which payment of compensation may be made in any such taking. Notwithstanding the foregoing, in connection with such a total taking, Tenant shall nevertheless be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant’s business (but only to the extent the same does not constitute “bonus value”), interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, and for any moving or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises provided that such claim does not impair Landlord’s claim.
13.5    Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord shall, at the direction of Tenant, subject to Landlord’s commercially reasonable approval and subject to the requirements or approval rights of the Landlord’s Lender, restore the Premises to substantially the condition existing immediately before such taking, to the extent (i) commercially reasonable, (ii) as permitted by and subject to then applicable Requirements, and (iii) to the extent of the availability of condemnation award amounts attributable to such restoration. Landlord shall perform such restoration in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above.

EXHIBIT F -1-

13.6    Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Building are governed exclusively by this Lease and, with regard to a total taking, the express terms of the Definitive PSA. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

EXHIBIT F -2-

EXHIBIT G
EXCLUSIVE USE AREA

Floors C, D, and E of the Parking Facility more particularly described as “Parcel 1” in that certain Tentative Parcel Map dated June 14, 2023, prepared by BKF Engineers as Job No. 20160151.

EXHIBIT H -1-

EXHIBIT H
INTENTIONALLY OMITTED

EXHIBIT H -2-

EXHIBIT I
SECTION 36.4 AND SECTION 36.5:
36.4    Tenant’s Credit Ratings. As used in the Lease, as amended by this Amendment, the term “Tenant’s Credit Ratings” means, as of the applicable calculation date, the then-current corporate credit ratings of Tenant as determined by: Moody’s, Fitch and Standard & Poor’s (each, a “Rating Agency” and collectively, the “Rating Agencies”).
36.5    Increase or Reduction in Security Deposit Letter of Credit Amount.
(a)    If, at any time during the Term of the Lease, Tenant’s Credit Ratings from at least two of the Rating Agencies fall below Ba2 from Moody’s, BB from Fitch and BB- from Standard & Poor’s (the “Base Credit Ratings”), the then-current amount of the required Security Deposit under the Lease shall be increased by Twenty-Five Million and No/100 Dollars ($25,000,000.00) for each incremental downgrade (each, a “Credit Downgrade”) that is implemented by at least two Rating Agencies.
(b)    For the avoidance of any doubt, a Credit Downgrade would be as follows: (i) utilizing Standard & Poor’s rating system, a reduction in Tenant’s Credit Rating from BB- to B+ would be one Credit Downgrade and from BB- to B- would be three Credit Downgrades, (ii) utilizing Moody’s rating system a reduction in Tenant’s Credit Rating from Ba2 to Ba3 would be one Credit Downgrade and a change in Tenant’s Credit Rating from Ba2 to B2 would be three Credit Downgrades, or (iii) utilizing Fitch’s rating system, a reduction in Tenant’s Credit Rating from BB to BB- would be one Credit Downgrade and from BB to B would be three Credit Downgrades. Furthermore, if one Rating Agency has implemented one Credit Downgrade while another has implemented two Credit Downgrades, the then-current amount of the required Security Deposit under the Lease shall be increased by Twenty-Five Million and No/100 Dollars ($25,000,000.00), even if the third Rating Agency has not implemented a Credit Downgrade (i.e., due to the consensus by two Rating Agencies of at least one Credit Downgrade). If one Rating Agency has implemented two Credit Downgrades while another has implemented three Credit Downgrades and the third Rating Agency has implemented a Credit Upgrade (as defined in Section 36.5(c) below), the then-current amount of the required Security Deposit under the Lease shall be increased by Fifty Million and No/100 Dollars ($50,000,000.00) (i.e., due to the consensus by the two Rating Agencies of at least two Credit Downgrades).
(c)    Subject to Section 36.5(e) and (f) below, if, at any time during the Term of the Lease following Credit Downgrades that resulted in an increase in the Security Deposit under the Lease, Tenant’s Credit Ratings thereafter improve, the then-current amount of the required Security Deposit under the Lease shall be reduced by Twenty-Five Million and No/100 Dollars ($25,000,000.00) for each incremental upgrade (each, a “Credit Upgrade”) that is implemented by at least two Rating Agencies, which reduction shall be effective on the date which is thirty (30) days following the applicable Credit Upgrade.
(d)    If the amount of the Security Deposit Letter of Credit is required to be increased pursuant to Section 36.5(a), or permitted to be decreased pursuant to Section 36.5(c) or Section 36.5(f), Tenant shall be required, within ten (10) days thereafter, in each instance, to either (i) deliver to Landlord a replacement letter of credit in the increased or decreased amount of the Security Deposit, as applicable, or (ii) deliver to Landlord an amendment to the existing Security Deposit Letter of Credit to increase or decrease the Security Deposit by the applicable amount, and any such additional (or replacement) letter of credit or letter of credit amendment shall comply with all of the provisions of Article 36 of the Lease and Exhibit Q to the Lease.

EXHIBIT I -1-

(e)    Notwithstanding anything contained in Section 36.5(a) through (d) above to the contrary, but subject to Section 36(f) below, in no event shall the Security Deposit be reduced below Seventy-Five Million and No/100 Dollars ($75,000,000.00) or increased above One Hundred Fifty Million and No/100 Dollars ($150,000,000.00).
(f)    Notwithstanding anything contained in this Section 36.5, if at any time during the Term of the Lease, Tenant becomes Investment Grade (as defined in the Lease), the amount of the required Security Deposit under the Lease and the required Security Deposit Letter of Credit shall be reduced to $50 million; provided, however, that in the event that following the date Tenant becomes Investment Grade, Tenant loses its Investment Grade status, the then-current amount of the required Security Deposit under the Lease shall be increased according to the following provisions: If Tenant is no longer Investment Grade and Tenant’s Credit Ratings from at least two Rating Agencies are at or above the applicable Base Credit Ratings, then the Security Deposit shall be increased to Seventy-Five Million and No/100 Dollars ($75,000,000.00). Furthermore, if Tenant is no longer Investment Grade and Tenant’s Credit Ratings from at least two Rating Agencies fall below the applicable Base Credit Ratings, then the terms of Sections 36.5(a) and 36.5(b) shall apply, and Tenant will be obligated to increase the Security Deposit Letter of Credit in Twenty-Five Million and No/100 Dollars ($25,000,000.00) increments beyond Seventy-Five Million and No/100 Dollars ($75,000,000.00), as applicable. For the avoidance of doubt, the provisions of Sections 36.5(c) and 36.5(e) above shall continue to apply from time to time, and the provisions of Section 36.5(d) above shall apply to allow Tenant to implement applicable reductions and increases in the then-current amount of the required Security Deposit Letter of Credit as required pursuant to this Section 36(f).

EXHIBIT I -2-

EXHIBIT J
PARTIAL TERMINATION AND AMENDMENT
OF MEMORANDUM OF LEASE AND PURCHASE OPTION
[attached]

EXHIBIT J -1-

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: BA2 300 Lakeside LLC c/o TMG Partners R.E., LLC One Post Street, Suite 3300 San Francisco, CA 94104 Attn: Scott Verges, General Counsel	SPACE ABOVE THIS LINE FOR RECORDER’S USE

THE UNDERSIGNED LANDLORD DECLARES:
Documentary Transfer Tax is $______________
computed on full value of property conveyed.
County of Alameda

PARTIAL TERMINATION AND AMENDMENT OF
MEMORANDUM OF LEASE AND PURCHASE OPTION

This Partial Termination and Amendment of Memorandum of Lease and Purchase Option (“Modification of Memorandum”) is dated and made effective as of _______, 2023, and is being executed by PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (“Tenant”), and BA2 300 LAKESIDE LLC, a Delaware limited liability company (“Landlord”).
RECITALS
A.    Landlord and Tenant are parties to a certain Office Lease (the “Original Lease”) dated as of October 23, 2020 (the “Lease Effective Date”), governing certain premises further described in the Lease (the “Premises”) and located in the office building commonly known as 300 Lakeside Drive (the “Building”).

B.    As of the Lease Effective Date, the Building was located on a single legal parcel comprised of a full city block bounded by Webster Street to the west, 21st Street to the north, Harrison Street to the east, and 20th Street to the south (the “Original Project Parcel”), which also contained, among other things, the buildings known as the 20th Street Mall and the Webster Street Mall, respectively, a 5-story Parking Facility, and a landscaped roof garden.

C.    Pursuant to the Original Lease, Landlord granted to Tenant an option to purchase (the “Purchase Option”) the Building and the real property underlying the Building (collectively, the “Building Property”), on the terms as provided in the Original Lease, including the condition that the Building Property first be legally subdivided from the balance of the Original Project Parcel in compliance with the California Subdivision Map Act (the “Subdivision”).
D.    On the Lease Effective Date, the parties executed that certain Memorandum of Lease and Purchase Option, dated October 23, 2020 (the “Memorandum of Lease”), which was recorded on October 29, 2020 as Instrument No. 2020288952 of Official Records of the County of Alameda, State of California, encumbering the entire Original Project Parcel, as more particularly described in Exhibit A to the Memorandum of Lease and Exhibit A to this Modification of Memorandum.

EXHIBIT J -2-

E.    The Subdivision was completed on February 6, 2023, as evidenced by the recordation of Parcel Map No. 11132 in Book 356 of Parcel Maps, pages 80 through 82, in Official Records of the County of Alameda (the “Parcel Map”). As a result, (i) the Building Property constitutes a single, separate legal parcel as more particularly described in Exhibit B attached hereto and incorporated herein by reference, and (ii) the balance of the Original Project Parcel (referred to herein as the “New Project Parcel”) constitutes a single, separate legal parcel as more particularly described in Exhibit C attached hereto and incorporated herein by reference.

F.    On the date hereof, (a) in lieu of exercising the Purchase Option under the terms set forth in the Original Lease, Tenant has agreed to purchase the Building Property from Landlord, and Landlord has agreed to sell the Property to Tenant, on the terms and conditions set forth in that certain Agreement of Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”), and (b) Landlord and Tenant entered into an Amendment to Office Lease (the Original Lease as amended by such amendment, shall be referred to herein as the “Lease”). Capitalized terms that are not specifically defined in this Modification of Memorandum have the meanings given to them in the Lease.
NOW, THEREFORE, Landlord and Tenant hereby agree:

1.        The Recitals set forth above are true and correct in all respects.

2.    Landlord and Tenant are executing and recording this Modification of Memorandum for the purposes of (i) removing the Memorandum of Lease from record title to the New Project Parcel, and (ii) providing notice of the Purchase Agreement and Tenant’s right and obligation to purchase the Building Property thereunder in the public records.

3.    For the avoidance of doubt, the Memorandum of Lease now encumbers only record title to the Building Property.

4.    This Modification of Memorandum may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts so executed shall together constitute but one and the same instrument.

[Signatures to Follow]

EXHIBIT J -3-

    IN WITNESS WHEREOF, this Modification of Memorandum has been executed by the parties as of the date and year first written above.

LANDLORD:

BA2 300 LAKESIDE LLC,
a Delaware limited liability company
By:    ______________________
Name:    _______________________
Its:    Authorized Representative

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California    )
County of ______________________    )
On _________________________, before me,     ,
    (insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

[signatures continue on following page]

EXHIBIT J -4-

TENANT:

PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

By: ___________________________
Name: _________________________
Title: __________________________

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California    )
County of ______________________    )
On _________________________, before me,     ,
    (insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

[End of Signatures]

EXHIBIT J -5-

EXHIBIT A

ORIGINAL PROJECT PARCEL

PARCEL A:
COMMENCING AT THE CITY MONUMENT AT THE INTERSECTION OF WEBSTER STREET AND 21ST STREET THENCE FROM SAID POINT OF COMMENCEMENT SOUTH 76° 56' 58" EAST, 44.00 FEET; THENCE SOUTH 13° 03' 02" WEST, 35.00 FEET TO THE INTERSECTION OF THE EAST LINE OF WEBSTER STREET AND THE SOUTH LINE OF 21ST STREET AS SAID STREETS ARE SHOWN ON THE "MAP OF PORTION OF PROPERTY OF HARMON ESTATE, OAKLAND, CALIFORNIA, DECEMBER 12, 1901", FILED DECEMBER 31, 1901 IN BOOK 16 OF MAPS, PAGE 27, IN THE OFFICE OF THE COUNTY RECORDER OF ALAMEDA COUNTY, THENCE ALONG SAID SOUTH LINE SOUTH 76° 56' 58" EAST, 130.17 FEET TO THE ACTUAL POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING ALONG SAID SOUTH LINE OF 21ST STREET, SOUTH 76° 56' 58" EAST, 639.05 FEET TO THE WEST LINE OF HARRISON STREET, AS SAID STREET NOW EXISTS; THENCE ALONG SAID LINE, ALONG THE ARC OF A CURVE TO THE RIGHT, THE CENTER OF WHICH BEARS NORTH 71° 01' 54" WEST, SAID CURVE HAVING A RADIUS OF 1244.51 FEET, BEING CONCAVE TO THE WEST, THROUGH A CENTRAL ANGLE OF 10° 02' 32", AN ARC LENGTH OF 218.13 FEET TO THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 324.00 FEET, CONCAVE TO THE NORTHWEST, THROUGH A CENTRAL ANGLE OF 35° 46' 02", AN ARC LENGTH OF 202.26 FEET TO THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 35.43 FEET, CONCAVE TO THE NORTHWEST, THROUGH A CENTRAL ANGLE OF 30° 43' 48", AN ARC LENGTH OF 19.06 FEET TO THE BEGINNING OF A REVERSE CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 31.00 FEET, CONCAVE TO THE SOUTH, THROUGH A CENTRAL ANGLE OF 27° 10' 30", AN ARC LENGTH OF 14.70 FEET TO THE BEGINNING OF A REVERSE CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 1096.00 FEET, CONCAVE TO THE NORTHWEST, THROUGH A CENTRAL ANGLE OF 1° 37' 02", AN ARC LENGTH OF 30.94 FEET TO THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 282.02 FEET, CONCAVE TO THE NORTHWEST, THROUGH A CENTRAL ANGLE OF 17° 41' 06", AN ARC LENGTH OF 87.05 FEET; THENCE TANGENT TO SAID CURVE SOUTH 87° 38' 06" WEST, 49.87 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 200.01 FEET, CONCAVE TO THE NORTH, THROUGH A CENTRAL ANGLE OF 19° 40' 19", AN ARC LENGTH OF 68.67 FEET TO THE NORTH LINE OF 20TH STREET AS IT NOW EXISTS; THENCE ALONG SAID NORTH LINE NORTH 72° 41' 35" WEST, 12.07 FEET; THENCE NORTH 13° 03' 02" EAST, 113.57 FEET; THENCE NORTH 23° 50' 22" WEST, 70.60 FEET; THENCE NORTH 76° 56' 58" WEST, 180.71 FEET; THENCE NORTH 13° 03' 02" EAST, 293.59 FEET TO THE POINT OF BEGINNING.
EXCEPTING THEREFROM THAT PORTION CONVEYED IN THE QUITCLAIM DEEDS FROM KAISER CENTER INC. AND KAISER ALUMINUM & CHEMICAL CORPORATION TO THE CITY OF OAKLAND, RECORDED MARCH 17, 1988, SERIES NO. 88-66436 AND 88-66437, ALAMEDA COUNTY RECORDS.

PARCEL B: (WEBSTER STREET MALL)

EXHIBIT J -6-

COMMENCING AT THE CITY MONUMENT AT THE INTERSECTION OF WEBSTER STREET AND 21ST STREET, THENCE FROM SAID POINT OF COMMENCEMENT SOUTH 76° 56' 58" EAST, 44.00 FEET TO A POINT; THENCE SOUTH 13° 03' 02" WEST, 35.00 FEET TO THE POINT OF INTERSECTION OF THE SOUTH LINE OF 21ST STREET WITH THE EAST LINE OF WEBSTER STREET AS SAID STREETS NOW EXIST, SAID POINT BEING ALSO THE ACTUAL POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 130.17 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 03' 02" WEST, 293.59 FEET; THENCE NORTH 76° 56' 58" WEST, 130.17 FEET TO SAID EAST LINE OF WEBSTER STREET; THENCE ALONG SAID LINE NORTH 13° 03' 02" EAST, 293.59 FEET TO THE POINT OF BEGINNING.
PARCEL C: (20TH STREET MALL)
COMMENCING AT THE CITY MONUMENT AT THE INTERSECTION OF WEBSTER STREET AND 21ST STREET, THENCE FROM SAID POINT OF COMMENCEMENT SOUTH 76° 56' 58" EAST, 44.00 FEET TO A POINT; THENCE SOUTH 13° 03' 02" WEST, 35.00 FEET TO THE INTERSECTION OF THE EAST LINE OF WEBSTER STREET WITH THE SOUTH LINE OF 21ST STREET; THENCE SOUTH 13° 03' 02" WEST, 293.59 FEET TO THE ACTUAL POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING SOUTH 76° 56' 58" EAST, 310.88 FEET; THENCE SOUTH 23° 50' 22" EAST, 70.60 FEET; THENCE SOUTH 13° 03' 02" WEST 113.57 FEET TO THE NORTH LINE OF TWENTIETH STREET; THENCE ALONG SAID NORTH LINE NORTH 72° 41' 35" WEST, 321.85 FEET TO THE AFOREMENTIONED EAST LINE OF WEBSTER STREET; THENCE ALONG SAID EAST LINE NORTH 0° 50' 05" WEST, 134.57 FEET; THENCE NORTH 13° 03' 02" EAST, 15.51 FEET TO THE POINT OF BEGINNING.
For conveyancing purposes only: APN 008-0652-001-05

EXHIBIT J -7-

EXHIBIT B

BUILDING PROPERTY

Real property in the City of Oakland, County of Alameda, State of California, described as follows:

LOT 2, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP NO. 11132", RECORDED FEBRUARY 06, 2023 IN BOOK 356 OF PARCEL MAPS, PAGES 80 THROUGH 82, RECORDS OF SAID COUNTY.

EXHIBIT J -8-

EXHIBIT C

NEW PROJECT PARCEL

Real property in the City of Oakland, County of Alameda, State of California, described as follows:
LOT 1, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP NO. 11132", RECORDED FEBRUARY 06, 2023 IN BOOK 356 OF PARCEL MAPS, PAGES 80 THROUGH 82, RECORDS OF SAID COUNTY.

EXHIBIT J -9-